UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☒
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

MaxCyte, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒
No fee required

☐
Fee paid previously with preliminary materials

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
DATED APRIL 15, 2025
MAXCYTE, INC.
9713 Key West Avenue, Suite 400
Rockville, Maryland 20850
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 18, 2025
Dear Stockholder:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of MaxCyte, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our,” as the context requires). The Annual Meeting will be held on Wednesday, June 18, 2025 at 11:00 a.m. Eastern Time at the Company’s principal executive offices at 9713 Key West Avenue, Suite 400, Rockville, Maryland 20850. The Annual Meeting will be held for the following purposes:
1.
To elect the Board’s three nominees as identified in the accompanying Proxy Statement as Class I directors: Maher Masoud, Yasir Al-Wakeel, and Rekha Hemrajani.

2.
To approve an amendment to the MaxCyte, Inc. 2022 Equity Incentive Plan to increase the number of shares of the Company’s common stock issuable thereunder by 2,950,000 shares.

3.
To approve the cancellation of admission to trading of the Company’s common stock on AIM, a securities trading market of the London Stock Exchange plc in the United Kingdom.

4.
To ratify the Audit Committee’s selection of CohnReznick LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025.

5.
To approve the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies.

6.
To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 22, 2025. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Wednesday, June 18, 2025 at 9713 Key West Avenue, Suite 400, Rockville, Maryland 20850:
The proxy statement and annual report to stockholders are available at www.proxyvote.com.
By Order of the Board of Directors
David Sandoval
Senior Vice President, General
Counsel and Corporate Secretary
Rockville, Maryland
April [•], 2025

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy, or vote by telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

MAXCYTE, INC.
9713 Key West Avenue, Suite 400
Rockville, Maryland 20850
PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 18, 2025
PROXY SUMMARY
In this Proxy Statement, we refer to MaxCyte, Inc. as the “Company,” “MaxCyte,” “we,” or “us” and the Board of Directors as our “Board.” This Proxy Summary highlights information contained elsewhere in this Proxy Statement in connection with the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”). This Proxy Summary does not contain all of the information you should consider and you should read the entire Proxy Statement before voting.
OVERVIEW OF PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING
Proposals	Page	Voting Standard	Board Recommendation
Election of the three Class I directors named in this Proxy Statement	7	Plurality of shares present in person or represented by proxy and entitled to vote on the matter	“FOR” each director nominee
Approval of an amendment to the MaxCyte, Inc. 2022 Equity Incentive Plan (the “2022 Plan”) to increase the number of shares of the Company’s common stock issuable thereunder by 2,950,000 shares	18	Majority of shares present in person or represented by proxy and entitled to vote on the matter	“FOR”
Approval of the cancellation of admission to trading of the Company’s common stock on AIM, a market of the London Stock Exchange (“AIM”) (the “AIM Delisting Proposal”)	28	The approval of seventy-five percent (75%) of the voting power of all of the then outstanding shares as of the record date given at the Annual Meeting	“FOR”
Ratification of the selection of CohnReznick LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2025	32	Majority of shares present in person or represented by proxy and entitled to vote on the matter	“FOR”
Approval of the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies	33	Majority of shares present in person or represented by proxy and entitled to vote on the matter	“FOR”

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have sent you these proxy materials because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements thereof. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy by telephone or on the internet.
We intend to mail these proxy materials on or about April [•], 2025 to all stockholders of record entitled to vote at the Annual Meeting.
How do I attend the Annual Meeting?
The Annual Meeting will be held on Wednesday, June 18, 2025 at 11:00 a.m. Eastern Time at 9713 Key West Avenue, Suite 400, Rockville, Maryland 20850. Information on how to vote in person at the Annual Meeting is discussed below.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 22, 2025 (the “record date”) will be entitled to vote at the Annual Meeting. On the record date, there were [•] shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on April 22, 2025 your shares were registered directly in your name with MaxCyte’s transfer agent, Computershare Trust Company N.A. (“Computershare”), then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy by telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 22, 2025 your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank, or other agent.
CREST Depository Interests
If you hold common stock via the CREST system in the United Kingdom in the form of CREST Depository Interests (“CDIs”), representing common stock held via The Depository Trust Company (“DTC”) in the United States, you may vote your interests in the underlying common stock by submitting a form of proxy to Computershare Investor Services PLC or submitting a proxy via the CREST system.
Entitlement to vote at the Annual Meeting and the number of votes which may be cast thereat will be determined by reference to the CDI Register at the close of business on April 22, 2025. Changes to entries on the CDI Register after that time shall be disregarded in determining the rights of any holder of CDIs to vote at the Annual Meeting.

What am I voting on?
There are five matters scheduled for a vote:
•
Election of the three Class I directors named in this Proxy Statement (Proposal 1);

•
Approval of the third amendment to the 2022 Plan to increase the number of shares of the Company’s common stock issuable thereunder by 2,950,000 shares (Proposal 2);

•
Approval of the AIM Delisting Proposal (Proposal 3);

•
Ratification of the Audit Committee’s selection of CohnReznick LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025 (Proposal 4); and

•
Approval of the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies (Proposal 5).

What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” the applicable proposal or abstain from voting.
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy on the internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote at the Annual Meeting even if you have already voted by proxy.
•
To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•
To vote prior to the Annual Meeting (until 11:59 p.m. Eastern Time on Tuesday, June 17, 2025), you may vote on the internet, by telephone or by completing and returning the proxy card or voting instruction form, each as described below.

•
To vote on the internet prior to the Annual Meeting, go to www.proxyvote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the Company number and Control Number from the Notice. Your internet vote must be received by 11:59 p.m. Eastern Time on Tuesday, June 17, 2025 to be counted.

•
To vote by telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Company number and Control Number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern Time on Tuesday, June 17, 2025 to be counted.

•
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct. You should mail your signed proxy card sufficiently in advance for it to be received by Tuesday, June 17, 2025.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from MaxCyte. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or on the internet as instructed by your broker or bank. To vote at the Annual Meeting, you may be required to obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with these proxy materials, or contact that organization to request a proxy form.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Holder of CDIs
If you hold CDIs, you may vote your interests in the underlying common stock by submitting a form of proxy to Computershare Investor Services PLC. To be effective, the form of proxy must be lodged with Computershare Investor Services PLC at The Pavilions, Bridgwater Road, Bristol BS99 6ZY by 10:00 a.m. (UK time) on June 13, 2025.
Proxies may also be submitted via the CREST system. To appoint one or more proxies or to give an instruction to a proxy (whether previously appointed or otherwise) via the CREST system, CREST messages must be received by the issuer’s agent (ID number 3RA50) not later than 10:00 a.m. (UK time) on June 13, 2025. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp generated by the CREST system) from which the issuer’s agent is able to retrieve the message. The Company may treat as invalid a proxy appointment sent by CREST in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.
Holders of CDIs are not entitled to attend the Annual Meeting in person.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 22, 2025, which is the record date for the Annual Meeting.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, on the internet or in person at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all three nominees for director (Proposal 1), “For” the approval of an amendment to the 2022 Plan (Proposal 2); “For” the approval of the AIM Delisting Proposal (Proposal 3); “For” the ratification of CohnReznick LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 4); and “For” the approval of the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies (Proposal 5). If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens, and what is a “broker non-vote”?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank, or other agent how to vote your shares, your broker, bank, or other agent may still be able to vote your shares in its discretion. In this regard, under applicable rules, brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under such rules, but not with respect to “non-routine” matters. Proposals 1 and 2 are considered to be “non-routine” under such rules, meaning that your broker may not vote your shares on these proposals in the absence of your voting instructions. However, Proposals 3, 4 and 5 are considered to be “routine” under such rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposals 3, 4 and 5 and a “broker non-vote” will occur as to the other proposals. Broker non-votes will have no impact on the voting results. Because Proposals 3, 4 and 5 are considered “routine,” there will not be any broker non-votes on those proposals.
If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank, or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
We have engaged D.F. King & Co., Inc. (“D.F. King”) to assist us in the solicitation of proxies for the Annual Meeting. We expect to pay D.F. King a fee of approximately $48,000 plus out-of-pocket expenses. You may contact D.F. King at:
United Kingdom:	United States:
D.F. King Ltd 65 Gresham St, London EC2V 7NQ, United Kingdom Email: proxy@dfkingltd.com Telephone: +44 20 7920 9700	D.F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, NY 10005 Email: mxct@dfking.com Telephone: +1 212 269 5550
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•
You may submit another properly completed proxy card with a later date.

•
You may grant a subsequent proxy by telephone or on the internet.

•
You may send a timely written notice that you are revoking your proxy to MaxCyte’s Corporate Secretary at 9713 Key West Avenue, Suite 400, Rockville, Maryland 20850.

•
You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank, or other agent, you should follow the instructions provided by that organization.
Holder of CDIs
Holders of CDIs can change their vote by submitting another properly completed form of proxy with a later date to Computershare Investor Services PLC to be received by 10:00 a.m. (UK time) on June 13, 2025.

Holders of CDIs who wish to amend an instruction given via the CREST system can do so provided that the message is received by the issuer’s agent (ID number 3RA50) not later than 10:00 a.m. (UK time) on June 13, 2025. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp generated by the CREST system) from which the issuer’s agent is able to retrieve the message.
When are stockholder proposals and director nominations due for next year’s Annual Meeting?
For a stockholder proposal to be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December [•], 2025, to our Corporate Secretary at 9713 Key West Avenue, Suite 400, Rockville, Maryland 20850, and must otherwise comply with the requirements set forth in Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). If you wish to nominate an individual for election at, or bring business other than through a stockholder proposal before, the 2026 Annual Meeting of Stockholders, you must deliver your notice to our Corporate Secretary at the address above between February 18, 2026 and March 20, 2026. Your notice to the Corporate Secretary must set forth information specified in our Amended and Restated Bylaws (the “Bylaws”). In addition, stockholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act and provide the applicable notice by April 20, 2026. Your notice to the Corporate Secretary must set forth information specified in our Bylaws, including your name and address and the number of shares of our stock that you beneficially own.
For more information, and for more detailed requirements, please refer to our Bylaws, filed as an exhibit to our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”).
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will be from American Election Services, LLC.
How many votes are needed to approve each proposal?
For the election of directors (Proposal 1), the three nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.
To be approved, Proposal 2 (approval of an amendment to the 2022 Plan to increase the number of shares of the Company’s common stock issuable thereunder) must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
To be approved, Proposal 3 (approval of the AIM Delisting Proposal) must receive “For” votes from the holders of shares representing seventy-five percent (75%) of the voting power of all of the then outstanding shares as of the record date given at the Annual Meeting. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Since brokers have authority to vote on your behalf with respect to Proposal 3, there will not be any broker non-votes on this proposal.
To be approved, Proposal 4 (ratification of the selection of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025) must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Since brokers have authority to vote on your behalf with respect to Proposal 4, there will not be any broker non-votes on this proposal.
To be approved, Proposal 5 (approval of the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Since brokers have authority to vote on your behalf with respect to Proposal 5, there will not be any broker non-votes on this proposal.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting or represented by proxy. On the record date, there were [•] shares outstanding and entitled to vote. Thus, the holders of [•] shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting.
What proxy materials are available on the internet?
The Proxy Statement and annual report to stockholders are available at www.proxyvote.com.

PROPOSAL 1
ELECTION OF DIRECTORS
MaxCyte’s Board is divided into three classes. Each class has a three-year term. The Board presently has nine members. There are three directors in Class I whose term of office expires in 2025. Each of the three nominees listed below is currently a director of the Company. Mr. Al-Wakeel and Ms. Hemrajani were previously elected by stockholders. Mr. Masoud, our President and Chief Executive Officer, is standing for election by our stockholders for the first time. If elected at the Annual Meeting, each of these three nominees would serve until the 2028 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation, or removal.
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Board. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.
The following is a brief biography of each nominee for director and each director whose term will continue after the Annual Meeting, including a discussion of the specific experience, qualifications, attributes, or skills of each nominee and continuing director that led the Nominating and Corporate Governance Committee of our Board (the “N&CG Committee”) to recommend that person as a nominee for director or that describes the reasons as to why the Company believes that the director should continue to serve on the Board.
The N&CG Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise, and high-level management experience necessary to oversee and direct the Company’s business. To that end, the N&CG Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment, and other qualities that the N&CG Committee views as critical to effective functioning of the Board. To provide a mix of experience and perspective on the Board, the N&CG Committee may also take into account gender, age and ethnic diversity.
Nominees for Election for a Three-Year Term Expiring at the 2028 Annual Meeting
Maher Masoud, age 50
Maher Masoud was named President and Chief Executive Officer of MaxCyte in January 2024. He brings more than 25 years of experience in the biopharmaceutical industry, most recently through his service as Executive Vice President, Head of Global Business Development and Chief Counsel at MaxCyte from January 2020 to January 2024. He also served as MaxCyte’s Vice President of Legal from 2017 to January 2020 and as our Corporate Secretary from July 2021 to December 2023. Mr. Masoud started his biopharmaceutical career as a research associate at Glen Research, a Maravai company, before joining Human Genome Sciences as a director and Corporate Counsel, overseeing legal activities for the company’s global clinical trials, until its acquisition by GlaxoSmithKline in August 2012. Prior to joining MaxCyte, he oversaw the operations of six business subsidiaries at Wellstat, a life science holding company. During his tenure at Human Genome Sciences and Wellstat, Mr. Masoud supported the launch of three therapies approved by the U.S. Food and Drug Administration, Benlysta®, Vistogard® and Xuriden®. Mr. Masoud earned his Juris Doctor degree from Michigan State University College of Law after completing his Bachelor of Science degree in cell and molecular biology and genetics at the University of Maryland. Our Board believes that Mr. Masoud’s extensive experience in the life sciences industry and perspective as our President and Chief Executive Officer qualifies him to serve as a director.

Yasir Al-Wakeel, BM BCh, age 43
Yasir Al-Wakeel has served on our Board since 2021. Dr. Al Wakeel has served as an entrepreneur in residence at SR One, a biotechnology venture capital firm since September 2024. Dr. Al-Wakeel previously served as Chief Executive Officer of Addition Therapeutics, a developer of RNA-only therapeutics, from September 2023 to September 2024. Dr. Al-Wakeel previously served as Chief Financial Officer and Head of Corporate Development of Kronos Bio, Inc., a clinical-stage biopharmaceutical company developing therapeutics that target the dysregulated transcription that causes cancer, from August 2020 to September 2023. Dr. Al-Wakeel previously served as the Chief Financial Officer of Neon Therapeutics, Inc., a biotechnology company developing novel neoantigen-based T-cell therapies, from 2017 to May 2020. Previously, Dr. Al-Wakeel served as the Chief Financial Officer and Head of Corporate Development at Merrimack Pharmaceuticals, Inc. from 2015 until 2017. Dr. Al-Wakeel previously served in various capacities at Credit Suisse, an investment banking firm, from 2008 to 2015. While at Credit Suisse, Dr. Al-Wakeel was Director of Healthcare Investment Banking, focused on biotechnology, and, prior to that role, he was an Equity Research Analyst covering the biotechnology and specialty pharmaceuticals sectors. Before joining Credit Suisse, Dr. Al-Wakeel was a practicing physician, holding both clinical and academic medical posts. Dr. Al-Wakeel currently serves as a director of the publicly held company Vicore Pharma AB. Dr. Al-Wakeel received his BM BCh (Doctor of Medicine and Surgery) from Oxford University and his M.A. in theology from Cambridge University. Our Board believes that Dr. Al-Wakeel’s significant scientific and finance background qualifies him to serve as a director.
Rekha Hemrajani, age 55
Rekha Hemrajani has served on our Board since 2021. Ms. Hemrajani served as Chief Executive Officer and a director of Jiya Acquisition Corporation, a publicly held special purpose acquisition company, from its inception in August 2020 until November 2022. She previously served as President and Chief Executive Officer and a director of Aravive, Inc., a publicly held clinical-stage biotechnology company, from January 2020 to April 2020. From March 2019 to September 2019, Ms. Hemrajani served as the Chief Operating Officer and Chief Financial Officer of Arcus Biosciences, a biotechnology company. From 2016 to March 2019, she served as Chief Operating Officer of FLX Bio, Inc. (now RAPT Therapeutics, Inc.), a biotechnology company. From 2015 to 2016, Ms. Hemrajani served as Chief Financial Officer and Senior Vice President of Business and Financial Operations at 3-V Biosciences, Inc. (now Sagimet Biosciences, Inc.), a biotechnology company. From 2013 to 2015, Ms. Hemrajani advised privately held companies on strategic corporate development and financing activities at Ravinia Consulting, a consulting firm she founded. Ms. Hemrajani currently serves as a director of the publicly held companies ALX Oncology Holdings Inc. and BioAge Labs, and within the past five years also served as a director of the publicly held companies Adverum Biotechnologies, Inc. and Jiya Acquisition Corp. She holds a B.S. in Economics and Computer Science from the University of Michigan and an M.B.A. from the Kellogg Graduate School of Management at Northwestern University. Our Board believes Ms. Hemrajani is qualified to serve as a director due to her executive and financial experience at multiple companies in the biopharmaceutical and biotechnology industries.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.
Class II Directors Continuing in Office Until the 2026 Annual Meeting
Stanley C. Erck, age 77
Stanley Erck has served on our Board since 2005. Mr. Erck served as president and chief executive officer of Novavax, Inc., a biotechnology company that develops vaccines to counter serious infectious diseases, from 2011, and as a director of Novavax from 2009, until his retirement from these positions in January 2023. Mr. Erck previously served as executive chairman of Novavax from 2010 to 2011 and interim chief financial officer from 2017 to 2018. From 2000 to 2008, Mr. Erck served as president and chief executive officer of Iomai Corporation, a developer of vaccines and immune system therapies, which was acquired in 2008 by Intercell AG. He also previously held leadership positions at Procept, a publicly traded immunology company, Integrated Genetics, now Sanofi Genzyme and Baxter International. Mr. Erck received a B.S. in economics from the University of Illinois and an M.B.A. from the University of Chicago. During his tenure as chief executive officer of Novavax, Mr. Erck led the company from preclinical development through global commercialization with first year revenues of over $2 billion. Our Board believes Mr. Erck’s public company board experience and extensive knowledge and experience in the biotechnology industry qualify him to serve as a director.
Patrick J. Balthrop, age 68
Patrick Balthrop has served on our Board since 2022. Mr. Balthrop has more than three decades of experience in the healthcare sector, particularly in diagnostics, life science tools and medical devices. From 2004 until his retirement in 2014, Mr. Balthrop was President, Chief Executive Officer and a director of Luminex Corporation, a publicly held life science tools and molecular diagnostics company. From 2002 to 2004, he served as president of Fisher Healthcare, now a division of Thermo Fisher Scientific, Inc. He previously served for more than 20 years in roles of increasing responsibility with Abbott Laboratories, including as head of Abbott Vascular and Corporate VP of Worldwide Operations for Abbott Diagnostics. He currently serves as chairman of the board of the privately held life sciences companies Agendia, Inc. and Discovery Life Sciences, as director of the privately held contract research and manufacturing company Ascential Technologies, and as director of the privately held life sciences company Pattern Biosciences. Within the past five years, he served as a director of the publicly held diagnostics company Oxford Immunotec Global PLC, including as its chairman from June 2019 until March 2021. He also served as a member of the board of directors of Personalis, Inc., a publicly held cancer genomics company, from 2015 until March 2021. In 2015, Mr. Balthrop founded and has since served as Principal of Apalachee Ventures, LLC (“Apalachee”), an investment and advisory firm. He also serves as executive adviser to Water Street Healthcare Partners, a healthcare-focused private equity firm. Mr. Balthrop holds a B.S. in Biology from Spring Hill College and an M.B.A. from the Kellogg School of Management at Northwestern University. Our Board believes Mr. Balthrop’s public company board experience and extensive knowledge and experience in the biotechnology industry qualify him to serve as a director.
Cynthia Collins, age 67
Cynthia Collins has served on our Board since October 2024. Previously, she held the role of Chief Executive Officer at Editas Medicine, Inc., a clinical-stage gene editing company, from February 2019 to February 2021, Chief Executive Officer at Human Longevity, Inc., a precision medicine company, from January 2017 to December 2017, Chief Executive Officer/General Manager of General Electric Healthcare’s Cell Therapy and Lab Businesses and General Electric Healthcare’s Clarient Diagnostics from October 2013 to December 2016. She also previously served as Chief Executive Officer of GenVec, a vaccine and gene therapy company, and held various positions at Baxter Healthcare and Abbott Laboratories. Currently, Ms. Collins serves as a member of the board of directors of several healthcare companies, including Codexis, Inc., Alanis Therapeutics, Nutcracker Therapeutics, Certara, DermTech, and Draper Laboratories. Within the past five years, she served as a director of Panavance Therapeutics, Poseida Therapeutics, Inc., Editas Medicine, Inc., Biocare Medical and Triumvira Immunologics. She is also currently a board member of the Alliance for mRNA Medicines. Ms. Collins received a Bachelor of Science in microbiology from the University of Illinois Urbana-Champaign and an MBA from the University of Chicago Booth School of Business. Our Board believes Ms. Collins’ extensive and impressive leadership experience in the fields of cell therapy and genetic medicine qualify her to serve as a director.
Class III Directors Continuing in Office Until the 2027 Annual Meeting
Richard Douglas, PhD, age 72
Richard Douglas has served on our Board since 2018 and as our Non-Executive Chairman since October 2021. Dr. Douglas served as the senior vice president of corporate development of Genzyme Corporation where he worked from 1989 until 2011 when Genzyme was acquired by Sanofi. Prior to joining Genzyme, Dr. Douglas served in science and corporate development capacities at Integrated Genetics prior to its acquisition by Genzyme in 1989. Since 2011, Dr. Douglas has served as an adviser to RedSky Partners, a biotechnology-focused advisory firm, and also as executive director of Labyrinth Choir, Inc. He is chairman of the board of directors of the publicly held company Aldeyra Therapeutics, Inc., which he joined in 2016, and has been a board member of Novavax, Inc. since 2010. He has a B.S. in chemistry from the University of Michigan, where he now serves on the National Advisory Board, and a Ph.D. in biochemistry from the

University of California, Berkeley. Our Board believes that Dr. Douglas’s significant business experience and scientific background qualify him to serve as a director.
Will Brooke, age 69
Will Brooke has served on our Board since 2004. Mr. Brooke retired from Harbert Management Corporation (“HMC”), a U.S. investment management company, in December 2021, having served in various capacities since co-founding HMC in 1993. He most recently served as Executive Vice President and Limited Partner prior to his retirement from HMC and also served as Managing Partner of HMC’s venture capital funds family from 2003 to 2014. Mr. Brooke has been advising and investing in early-stage and growth companies for more than 30 years, and previously served on the boards of numerous pharmaceutical and medical equipment companies such as nContact, Inc., NovaMin Technology, Inc. and Emageon Corporation. Since December 2018 he has also served as a board member of KPX, LLC, an environmental, social and governance advisory firm serving the investment and advisory sectors. Prior to joining HMC, Mr. Brooke practiced law for a decade. Mr. Brooke received a B.S. in Business Management and a J.D. from the University of Alabama. Our Board believes Mr. Brooke’s extensive business experience and deep financial knowledge qualify him to serve as a director.
John Johnston, age 66
John Johnston has served on our Board since 2016. From 2011 until his retirement from his financial career in 2013, Mr. Johnston served as managing director of institutional sales at Nomura Code Securities Ltd, a brokerage company, and from 2008 to 2011, he was director of sales and trading at the investment bank Seymour Pierce. In 2003, Mr. Johnston founded Revera Asset Management, where he oversaw an investment trust, a unit trust and a hedge fund, which he ran until 2007. Mr. Johnston began his investment career at the Royal Bank of Scotland and previously held positions at investment firms Legg Mason Investors and Murray Johnstone. Within the past five years, Mr. Johnston served as a non-executive director of the publicly held company Midatech Pharma plc (now Biodexa Pharmaceuticals plc). Mr. Johnston received his B.A. in commerce from Abertay University and his M.B.A. from the University of Dundee. Our Board believes Mr. Johnston’s executive leadership and operational experience qualify him to serve as a director.
Board Diversity
The Board Diversity Matrix below provides certain self-identified personal demographic characteristics of our directors.
Board Diversity Matrix
Total Number of Directors:	9
	Female	Male
Gender Identity
Totals	2	7
Demographic Background
Asian	1	—
Middle Eastern	—	2
White	1	5

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under The Nasdaq Stock Market, LLC (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with the Company’s legal counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following eight directors are independent directors within the meaning of the applicable Nasdaq listing standards: Dr. Al-Wakeel, Mr. Brooke, Dr. Douglas, Ms. Hemrajani, Mr. Erck, Mr. Johnston, Mr. Balthrop and Ms. Collins. In addition, Mr. Mandell, who served on the Board for the 2024 fiscal year, was deemed independent. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.
Board Leadership Structure
The Board has an independent chairman, Dr. Douglas, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas, and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability, and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Chairman can enhance the effectiveness of the Board as a whole.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Audit Committee of our Board (the “Audit Committee”) has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Audit Committee responsibilities also include oversight of cybersecurity risk management, and, to that end, the Audit Committee typically meets twice annually with both IT and business personnel responsible for cybersecurity risk management and receives periodic reports from the head of cybersecurity risk management, as well as incidental reports as matters arise. Our N&CG Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Compensation Committee of our Board (the “Compensation Committee”) assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Typically, the entire Board meets with the head of the Company’s risk management group at least annually, and the applicable Board committees meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from the head of risk management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Board’s independent Chairman the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.
For more information on cybersecurity oversight, please refer to Item 1C, “Cybersecurity” in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 11, 2025.
Meetings of the Board of Directors
The Board met six times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member. It is the Company’s policy to encourage directors and nominees for director to attend each annual meeting of stockholders, in person or telephonically. Will Brooke, Richard Douglas, Rekha Hemrajani, John Johnston, and Maher Masoud attended the 2024 annual meeting of stockholders (the “2024 Annual Meeting”).
Information Regarding Committees of the Board of Directors
The Board has three committees: the Audit Committee, the Compensation Committee, and the N&CG Committee. The following table provides membership and meeting information for each of the Board committees:
Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Dr. Yasir Al-Wakeel	X
Mr. Patrick Balthrop			X*
Mr. Will Brooke	X*	X
Ms. Cynthia Collins		X
Dr. Richard Douglas			X
Mr. Stanley C. Erck		X	X
Ms. Rekha Hemrajani		X*
Mr. John Johnston	X

*
Committee Chairperson

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Below is a description of each committee of the Board.
Audit Committee
The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. Specific responsibilities of our Audit Committee include:
•
helping our Board oversee our corporate accounting and financial reporting processes;

•
managing the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•
reviewing related person transactions;

•
obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

•
approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

The Audit Committee is currently comprised of three directors: Dr. Al-Wakeel and Messrs. Brooke and Johnston, with Mr. Brooke serving as chairman. The Audit Committee met four times during the fiscal year ended December 31, 2024. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at https://investors.maxcyte.com/corporate-governance/documents-charters.
The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).
The Board has also determined that Mr. Brooke and Dr. Al-Wakeel each qualify as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of each of Mr. Brooke’s and Dr. Al-Wakeel’s level of knowledge and experience based on a number of factors, including their formal education and experience.
Report of the Audit Committee of the Board of Directors
The material in the following report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, unless and only to the extent that the Company specifically incorporates it by reference.
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with management of the Company and CohnReznick LLP, its independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Audit Committee:
Mr. Will Brooke, Chair
Mr. John Johnston
Dr. Yasir Al-Wakeel
Compensation Committee
The Compensation Committee is currently comprised of four directors: Messrs. Brooke and Erck and Mses. Hemrajani and Collins, with Ms. Hemrajani serving as the chairperson. Each member of the Compensation Committee meets the compensation committee independence requirements of Nasdaq and the rules under the Exchange Act. The Compensation Committee met five times during the fiscal year ended

December 31, 2024. The Board has adopted a written Compensation Committee charter, which was revised in October 2024, that is available to stockholders on the Company’s website at https://investors.maxcyte.com/corporate-governance/documents-charters.
The Compensation Committee acts on behalf of the Board to review, adopt, and oversee the Company’s compensation strategy, policies, plans, and programs. Specific responsibilities of our Compensation Committee include:
•
reviewing and approving the compensation of our chief executive officer, other executive officers and senior management;

•
reviewing and recommending to our Board the compensation paid to our non-executive directors;

•
administering our equity incentive plans and other Company benefit programs;

•
reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections, and any other compensatory arrangements for our executive officers and other senior management; and

•
reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

Once required by SEC rules, the Compensation Committee will review with management the Company’s Compensation Discussion and Analysis and consider whether to recommend that it be included in proxy statements and other filings.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets at least four times annually and with greater frequency if deemed necessary. The agenda for each meeting is usually developed by the chairperson in consultation with the Company’s Chief Executive Officer and other executives, the Chair of the Board, and the Company’s compensation consultant. The Compensation Committee meets regularly in executive session. Various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide data and other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities, and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting, or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During 2024, the Compensation Committee engaged Pearl Meyer and Partners, LLC (“Pearl Meyer”) as compensation consultants. The Compensation Committee requested that Pearl Meyer:
•
evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

•
assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, Pearl Meyer was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Pearl Meyer provided data and guidance in developing recommendations for compensation of executives and made direct recommendations to the Compensation Committee with regards to compensation of non-executive directors.
Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee for recommendation to the full Board, which determines any adjustments to his compensation as well as equity awards to be granted.
Nominating and Corporate Governance Committee
The N&CG Committee is responsible for identifying, reviewing, and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board, and developing a set of corporate governance principles for the Company.
The N&CG Committee is currently comprised of three directors: Dr. Douglas and Messrs. Erck and Balthrop, with Mr. Balthrop serving as chairman. All members of the N&CG Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The N&CG Committee met three times during the fiscal year ended December 31, 2024. The Board has adopted a written N&CG Committee charter that is available to stockholders on the Company’s website at https://investors.maxcyte.com/corporate-governance/documents-charters.
The N&CG Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The N&CG Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the N&CG Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the N&CG Committee may consider diversity (including gender, racial, and ethnic diversity), age, skills, and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience, and capability. We have no formal policy regarding board diversity.
The N&CG Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills, and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the N&CG Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. The N&CG Committee will also take into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the N&CG Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of legal counsel, if necessary. The N&CG Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The N&CG Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The N&CG Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
The N&CG Committee will consider director candidates recommended by the Company’s stockholders. The N&CG Committee does not intend to alter the manner in which it evaluates a candidate for nomination to the Board based on whether or not the candidate was recommended by a stockholder of the Company.
Stockholders who wish to recommend individuals for consideration by the N&CG Committee to become nominees for election to the Board at an annual meeting of stockholders must do so by delivering a written recommendation to the Nominating and Corporate Governance Committee c/o MaxCyte, Inc., 9713 Key West Avenue, Suite 400, Rockville, Maryland 20850, Attn: General Counsel. Each submission must set forth:
•
the name and address of the stockholder on whose behalf the submission is made;

•
the number of shares of the Company’s common stock that are owned beneficially by such stockholder as of the date of the submission;

•
the full name of the proposed candidate;

•
a description of the proposed candidate’s business experience for at least the previous five years;

•
complete biographical information for the proposed candidate; and

•
a description of the proposed candidate’s qualifications as a director.

Any such submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected. All written submissions received from stockholders that include the information described above will be reviewed by the N&CG Committee at its next appropriate meeting. If a stockholder wishes the N&CG Committee to consider a director candidate for nomination at an annual meeting of stockholders, then the recommendation must be provided at least 90 days, but not more than 120 days, prior to the anniversary date of the preceding year’s annual meeting of stockholders.
Communications With the Board of Directors
The Board has adopted a process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Board or such director c/o MaxCyte, Inc., 9713 Key West Avenue, Suite 400, Rockville, Maryland 20850, Attn: General Counsel. Each communication must set forth:
•
the name and address of the stockholder on whose behalf the communication is sent; and

•
the number of shares of the Company’s common stock that are owned beneficially by such stockholder as of the date of the communication.

The General Counsel will review each communication. The General Counsel will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening, or similarly inappropriate, in which case the General Counsel will discard the communication.
Code of Ethics
The Company has adopted the MaxCyte, Inc. Code of Conduct and Ethics that applies to all officers, directors, and employees. The Code of Conduct and Ethics is available on the Company’s website at https://investors.maxcyte.com/corporate-governance/documents-charters. If the Company makes any substantive amendments to the Code of Conduct and Ethics or grants any waiver from a provision of the Code of Conduct and Ethics to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.
Insider Trading Policies
The Company has adopted a Corporate Disclosure Code and Share Dealing Code, each of which include provisions governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, and employees, and we have implemented processes that the Company believes are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and applicable listing standards of Nasdaq.
Corporate Governance Guidelines
In 2021, the Board documented the governance practices to be followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation, succession planning and board committees and compensation.
Hedging Policy
We do not currently have any practices or policies regarding hedging or offsetting any decrease in the market value of our equity securities.

PROPOSAL 2
APPROVAL OF AN AMENDMENT TO THE 2022 EQUITY INCENTIVE PLAN
Background
In April 2025, our Board approved the third amendment (the “Amendment”) to the MaxCyte, Inc. 2022 Equity Incentive Plan, as amended and restated (the “2022 Plan”), subject to approval by our stockholders at the Annual Meeting, to increase the available shares under the 2022 Plan by 2,950,000 shares.
Approval of the Amendment by our stockholders will allow us to continue to grant stock options, restricted stock unit awards, and other awards at levels determined appropriate by our Board or Compensation Committee. The Amendment will allow us to continue to grant a broad array of equity incentives and performance cash incentives in order to secure and retain the services of our employees, consultants, and directors, and to provide long-term incentives that align the interests of our employees, consultants, and directors with the interests of our stockholders. Our Board believes that the Amendment is an integral part of our long-term compensation philosophy and is necessary to continue providing the appropriate levels and types of equity compensation.
A summary of the material features of the 2022 Plan is set forth below. This summary is, however, qualified in its entirely by and subject to the full text of the 2022 Plan, as proposed to be amended by the Amendment, which is attached as Appendix A-1. For ease of reference, the marked copy of the 2022 Plan in Appendix A-2 shows the proposed changes of the Amendment with the added text underlined. If our stockholders approve the Amendment, we will file with the SEC a registration statement on Form S-8, as soon as reasonably practicable after the approval, to register the additional shares available for issuance under the 2022 Plan.
Requested Shares
Subject to adjustment for certain changes in our capitalization, if the Amendment is approved by our stockholders, the aggregate number of shares of common stock that may be issued under the 2022 Plan will equal the sum of (i) 2,950,000 new shares available pursuant to the Amendment, plus (ii) 2,300,000 shares approved by our stockholders at our 2024 Annual Meeting, plus (iii) 6,069,000 shares approved by our stockholders at our 2023 Annual Meeting, plus (iv) the 1,928,000 shares originally reserved under the 2022 Plan, plus (v) the number of unallocated shares that remained available for grant under the MaxCyte, Inc. Long-Term Incentive Plan (the “LTIP”) as of the original effective date of the 2022 Plan, plus (vi) the Prior Plans’ Returning Shares (as defined below), as such shares become available from time to time.
The term “Prior Plans’ Returning Shares” refers to the following shares of our common stock subject to any outstanding award granted under the LTIP or the MaxCyte, Inc. 2021 Inducement Plan (the “Inducement Plan”), as of the effective date of the 2022 Plan, and that following the effective date of the 2022 Plan: (i) are not issued because the stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) are not issued because such stock award or any portion thereof is settled in cash; or (iii) are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares.
Why We Believe It Is Important to Vote to Approve the Amendment to the 2022 Plan
Equity Awards Are an Important Part of Our Compensation Philosophy
Our Board believes that our future success depends, in large part, on our ability to maintain a competitive position in retaining and motivating our employees, consultants, and directors and that the issuance of equity awards is a key element in accomplishing these goals. The Amendment will allow us to continue to provide equity-based incentives to our eligible employees. Therefore, the Board believes that the Amendment is in the best interests of the Company and its stockholders and recommends a vote in favor of this Proposal 2.
The Size of Our Share Reserve Request Is Reasonable
As of April [•], 2025, we had [•] shares available for grant under the 2022 Plan. If the Amendment is approved by our stockholders, we will have [•] shares available for grant under the 2022 Plan immediately after the Annual Meeting (based on shares available as of April [•], 2025). We anticipate this to be a pool of shares necessary for retaining and motivating employees, consultants, and directors. If the Amendment is not approved by our stockholders, the 2022 Plan will continue in effect, but we will be extremely limited in the grants that we will be able to make, which could place us in a disadvantageous position as compared with our competitors, potentially resulting in challenges with employee retention, difficulty recruiting key positions and a need to increase cash compensation in order to deliver a competitive total compensation program. Based on our Company’s current stock price and estimated use of equity awards, we expect our shares available, if this Proposal 2 is not approved, will be exhausted within two years.
We Manage Our Equity Incentive Award Use Carefully, and Dilution Is Reasonable
We continue to believe that equity awards are a vital part of our overall compensation program. However, we recognize that equity awards dilute existing stockholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to maximize stockholders’ value by granting the appropriate number of equity incentive awards deemed necessary to attract, reward, and retain employees. The tables below show our overhang and burn rate information.
Overhang
The following table provides certain additional information regarding our equity incentive program.
As of April [•] 2025 (Record Date)
Total number of shares subject to outstanding stock options		[•]
Weighted-average exercise price of outstanding stock options	$	[•]
Weighted-average remaining term of outstanding stock options (years)		[•]
Total number of shares subject to outstanding full value awards(1)		[•]
Total number of shares available for grant under the 2022 Plan		[•]
Total number of shares outstanding		[•]
Per-share closing price of common stock as reported on Nasdaq Global Market	$	[•]

(1)
Includes 688,551 shares subject to performance awards with vesting tied to target revenues for the three-year performance period ending December 31, 2026, and 693,676 shares subject to performance awards with vesting tied to target revenues for the three-year performance period ending December 31, 2027.

Burn Rate
The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal years 2024, 2023 and 2022.
	Fiscal Year
	2024	2023	2022
Total number of shares subject to stock options granted	1,922,756	2,713,395	4,408,400
Total number of shares subject to full value awards granted	1,969,024	1,043,150	662,900
Weighted-average number of shares outstanding	104,849,222	103,268,502	101,702,664
Gross Burn Rate(1)	3.7%	3.6%	5.0%

(1)
Calculated as the total number of shares subject to stock options granted plus the total number of shares subject to full value awards granted, divided by weighted-average common shares.

Key Plan Features
The 2022 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:
•
Repricing is not allowed without stockholder approval.   The 2022 Plan prohibits the repricing of outstanding stock options and stock appreciation rights and the cancelation of any outstanding stock options or stock appreciation rights that have an exercise or strike price greater than the then-current fair market value of our shares in exchange for cash or other awards under the 2022 Plan without prior stockholder approval.

•
Stockholder approval is required for additional shares.   The 2022 Plan does not contain an annual “evergreen” provision. The 2022 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation programs.

•
Fungible share counting structure.   The 2022 Plan contains a “fungible share counting” structure, whereby the number of shares of our common stock available for issuance under the 2022 Plan will be reduced by: (i) one share for each share issued pursuant to an Appreciation Award; and (ii) 1.14 shares for each share issued pursuant to a Full Value Award. This structure allows us to use the share reserve more effectively with regard to the value of each type of award. Under the 2022 Plan, Appreciation Awards consist of stock options and stock appreciation rights, with an exercise price equal to at least 100% of the fair market value on the date of grant, and Full Value Awards consist of all other types of equity-based awards under the 2022 Plan.

•
No liberal share counting.   The following shares will not become available again for issuance under the 2022 Plan: (i) shares that are reacquired or withheld (or not issued) by us to satisfy the exercise or strike price of an Appreciation Award or the purchase price of a Full Value Award; (ii) shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with an Appreciation Award or Full Value Award; (iii) shares repurchased by us on the open market with the proceeds of the exercise or strike price of an Appreciation Award or the purchase price of a Full Value Award; and (iv) in the event that a stock appreciation right is settled in shares of common stock, the gross number of shares of common stock subject to the award.

•
Minimum vesting provision.   No award may vest (and/or, if applicable, be exercisable) until at least 12 months following the date of grant of the award; provided, however, that up to 5% of the share reserve may be subject to awards that do not meet such vesting (and/or, if applicable, exercisability) requirements.

•
Restrictions on dividends.   The 2022 Plan provides that (i) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to an equity award before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable equity award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest. Dividends or dividend equivalents may not be paid or credited with respect to stock options and stock appreciation rights.

•
Equity award vesting for failure to assume employee awards in a corporate transaction or change in control.   The 2022 Plan specifically provides that in the event of a corporate transaction or change in control of the Company if the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding equity awards held by employees under the 2022 Plan, or substitute similar equity awards for such outstanding equity awards, then with respect to any such employee equity award that have not been assumed, continued or substituted and that are held by employees whose continuous service has not terminated prior to a Transaction, as defined below, the vesting of such equity awards will be accelerated in full (and with respect to any performance-based equity awards, vesting will be deemed to be satisfied at the target level of performance).

•
Limit on non-employee director compensation.   The aggregate value of all cash and equity-based compensation paid or granted by us to any individual for service as a non-employee director of our

Board with respect to any fiscal year of the Company will not exceed (i) $900,000 in total value or (ii) in the event such non-employee director is first appointed or elected to the Board during such fiscal year, $1,400,000 in total value, in each case, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.
•
No discounted stock options or stock appreciation rights.   All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our shares on the date the stock option or stock appreciation right is granted.

•
Awards subject to forfeiture/clawback.   Awards granted under the 2022 Plan are subject to recoupment in accordance with the Amended and Restated Incentive Compensation Recoupment Policy that we adopted in November 2023, which policy is designed to comply with Section 10D of the Exchange Act, Rule 10D-1 promulgated thereunder and Nasdaq Listing Rule 5608.

•
Administration by independent committee.   The 2022 Plan will be administered by the members of our Compensation Committee, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” within the meaning of the Nasdaq listing standards.

Description of the 2022 Plan
The material features of the 2022 Plan, as amended by the Amendment, are described below. This summary is, however, qualified in its entirely by and subject to the full text of the 2022 Plan, as proposed to be amended by the Amendment, which is attached as Appendix A-1. For ease of reference, the marked copy of the 2022 Plan attached as Appendix A-2 shows the proposed changes of the Amendment with the added text underlined. Stockholders are urged to read the actual text of the 2022 Plan and the Amendment in its entirety.
General.   The 2022 Plan provides for the grant of incentive stock options to our employees and employees of certain affiliates, and for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards, and other forms of stock awards to our employees, directors and consultants and the employees and consultants of our affiliates.
Eligibility.   Participants in the 2022 Plan consist of such employees, non-employee directors, and consultants of the Company and its affiliates as selected by the plan administrator. As of March 31, 2025, we had 118 employees, which is inclusive of individuals employed through third-party employer-of-record and eight non-employee directors who would be eligible to receive grants under the 2022 Plan if selected by the plan administrator.
Authorized Shares and Share Counting Provisions.   Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the 2022 Plan, as amended by the Amendment, will not exceed the sum of (i) 2,950,000 new shares, plus (ii) 2,300,000 shares approved by our stockholders at our 2024 Annual Meeting, plus (ii) 6,069,000 shares approved by our stockholders at our 2023 Annual Meeting, plus (iii) the 1,928,000 shares originally reserved under the 2022 Plan, plus (iv) the number of unallocated shares remaining available for grant under the LTIP as of the original effective date of the 2022 Plan, plus (v) the Prior Plans’ Returning Shares, as such shares become available from time to time.
The number of shares available for issuance under the 2022 Plan will be reduced by: (a) one share for each share issued pursuant to an Appreciation Award; and (b) 1.14 shares for each share issued pursuant to a Full Value Award. The number of shares available for issuance under the 2022 Plan will be increased by: (A) one share for each share subject to an Appreciation Award that returns from the LTIP, Inducement Plan or 2022 Plan; and (B) 1.14 shares for each Prior Plans’ Returning Share or the 2022 Plan Returning Share (as defined below) subject to a Full Value Award.
The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 37,200,000 shares.
The following actions will not result in an issuance of shares under the 2022 Plan and accordingly do not reduce the number of shares subject to the share reserve and available for issuance under the 2022 Plan: (i) the expiration or termination of any portion of an award without the shares covered by such portion of the award having been issued; or (ii) the settlement of any portion of an award granted under the 2022 Plan in cash.
The following shares of our common stock (collectively, the “2022 Plan Returning Shares”) will become available again for issuance under the 2022 Plan: any shares that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares.
The following shares of our common stock will not become available again for issuance under the 2022 Plan: (1) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise or strike price of an Appreciation Award or the purchase price of a Full Value Award; (2) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with an Appreciation Award or a Full Value Award; (3) any shares repurchased by us on the open market with the proceeds of the exercise or strike price of an Appreciation Award or the purchase price of a Full Value Award; and (4) in the event that a stock appreciation right is settled in shares of common stock, the gross number of shares of common stock subject to such award.
Plan Administration.   Our Board, or a duly authorized committee of our Board, administers the 2022 Plan. Our Board may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified stock awards and (2) determine the number of shares subject to such stock awards. Under the 2022 Plan, our Board has the authority to determine the terms of awards, including recipients, the exercise, purchase or strike price of stock awards, if any, the number of shares subject to each stock award, the fair market value of a share, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise or settlement of the award and the terms of the award agreements.
No Repricing Without Stockholder Approval.   Under the 2022 Plan, the plan administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders. Such approval must be obtained within 12 months prior to such an event.
Minimum Vesting Requirements.   Under the 2022 Plan, no award may vest (and/or, if applicable, be exercisable) until at least 12 months following the date of grant of the award; provided, however, that up to 5% of the share reserve may be subject to awards that do not meet such vesting (and/or, if applicable, exercisability) requirements.
Dividends and Dividend Equivalents.   The 2022 Plan provides that dividends or dividend equivalents may be paid or credited with respect to any shares of our common stock subject to an award, as determined by the plan administrator and contained in the applicable award agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest. Dividends or dividend equivalents may not be paid or credited with respect to stock options and stock appreciation rights.
Stock Options.   Incentive stock options and nonstatutory stock options are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2022 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a share on the date of grant. Options granted under the 2022 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.
Restricted Stock Unit Awards.   Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to our Board, or a duly authorized committee of our Board, and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator or in any other form of consideration set forth in the restricted stock unit award agreement. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.
Restricted Stock Awards.   Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past services to us or any other form of legal consideration that may be acceptable to our Board, or a duly authorized committee of our Board, and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ceases for any reason, we may receive through a forfeiture condition or a repurchase right any or all of the shares held by the participant that have not vested as of the date the participant terminates service with us.
Stock Appreciation Rights.   Stock appreciation rights are granted pursuant to stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of a share on the date of grant. A stock appreciation right granted under the 2022 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.
Performance Awards.   The 2022 Plan permits the grant of performance-based stock and cash awards. Our Compensation Committee may structure awards so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period.
Other Stock Awards.   The plan administrator may grant other awards based in whole or in part by reference to our shares. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.
Changes to Capital Structure.   In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2022 Plan, (2) the class and maximum number of shares that may be issued upon the exercise of incentive stock options, and (3) the class and number of shares and exercise price, strike price or purchase price, if applicable, of all outstanding stock awards.
Corporate Transaction and Change in Control
The following provisions will apply to outstanding awards under the 2022 Plan in the event of a corporate transaction (as defined in the 2022 Plan and described below) or a change in control (as defined in the 2022 Plan and described below) (each, a “Transaction”), unless otherwise provided in the instrument evidencing the award, in any other written agreement between us or one of our affiliates and the participant, or in our director compensation policy.
In the event of a Transaction, any surviving or acquiring corporation (or its parent company) may assume or continue any or all outstanding awards under the 2022 Plan, or may substitute similar stock awards for such outstanding awards (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction), and any reacquisition or repurchase rights held by the Company in respect of shares issued pursuant to any outstanding awards under the 2022 Plan may be assigned by the Company to the surviving or acquiring corporation (or its parent company).
In the event of a Transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards under the 2022 Plan, or substitute similar stock awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued or substituted and that are held by participants whose continuous service has not terminated prior to the effective time of the Transaction (the “Current Participants”), the vesting (and exercisability, if applicable) of such awards will be accelerated in full (and with respect to any such awards that are subject to performance-based vesting conditions or requirements, vesting will be deemed to be satisfied at the target level of performance to a date prior to the effective time of the Transaction (contingent upon the closing or completion of the Transaction)) as the plan administrator will determine, and such awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the plan administrator, and any reacquisition or repurchase rights held by the Company with respect to such awards will lapse (contingent upon the closing or completion of the Transaction).
In the event of a Transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards under the 2022 Plan, or substitute similar stock awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued or substituted and that are held by participants other than the Current Participants, such awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such awards will not terminate and may continue to be exercised notwithstanding the Transaction.
In the event any outstanding award under the 2022 Plan held by a participant will terminate if not exercised prior to the effective time of a Transaction, the plan administrator may provide that the participant may not exercise such award but instead will receive a payment, in such form as may be determined by the plan administrator, equal in value to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of such award immediately prior to the effective time of the Transaction, over (ii) any exercise price payable by the participant in connection with such exercise.
For purposes of the 2022 Plan, a “corporate transaction” generally will be deemed to occur in the event of the consummation of:
•
a sale or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries;

•
a sale or other disposition of at least 50% of the outstanding securities of the Company;

•
a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

•
a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of common stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

For purposes of the 2022 Plan, a “change in control” generally will be deemed to occur in the event:
•
a person, entity or group acquires, directly or indirectly, our securities representing more than 50% of the combined voting power of our then outstanding securities, other than by virtue of a merger, consolidation, or similar transaction;

•
there is consummated a merger, consolidation, or similar transaction and, immediately after the consummation of such transaction, our stockholders immediately prior thereto do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction;

•
there is consummated a sale or other disposition of all or substantially all of our consolidated assets, other than a sale or other disposition to an entity in which more than 50% of the entity’s combined voting power is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such sale or other disposition; or

•
a majority of our Board becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the Board members or their approved successors.

Transferability.   A participant may not transfer a stock option or stock appreciation right under the 2022 Plan other than by will, the laws of descent and distribution or as otherwise provided under the 2022 Plan.
Plan Amendment or Termination.   Our Board has the authority to amend, suspend or terminate the 2022 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders under Nasdaq listing rules. No incentive stock options may be granted after the tenth anniversary of the date our Board initially adopted the 2022 Plan. No stock awards may be granted under the 2022 Plan while it is suspended or after it is terminated.
U.S. Federal Income Tax Consequences
The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2022 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.
Nonstatutory Stock Options
Generally, there is no taxation upon the grant of a nonstatutory stock option if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding taxes. We (or the affiliated employer) will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder, subject to any applicable deduction limitations under Section 162(m) of the Code.
Incentive Stock Options
The 2022 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option (“ISO”) (although, in certain circumstances, there may be an item of adjustment included for alternative minimum tax purposes). If the optionholder holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss. If, however, an optionholder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price.
We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we (or the affiliated employer) are generally allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to any applicable deduction limitations under Section 162(m) of the Code.
Restricted Stock Awards
Generally, the recipient of a restricted stock award (i.e., stock subject to a substantial risk of forfeiture, such as a vesting requirement that the employee work for a period of time in order to have the right to sell the stock) will not recognize income until the substantial risk of forfeiture lapses, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date the substantial risk of forfeiture lapses over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service under Section 83(b) of the Code within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock. We (or the affiliated employer) will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award

(upon grant or lapse of the substantial risk of forfeiture), subject to any applicable deduction limitations under Section 162(m) of the Code.
Restricted Stock Unit Awards
Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of any cash received or the fair market value of the shares received over any amount paid by the recipient in exchange for the shares.
We (or the affiliated employer) will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award, subject to the deduction limitations under Section 162(m) of the Code.
Stock Appreciation Rights
We may grant under the 2022 Plan stock appreciation rights separate from any other award or in tandem with other awards under the 2022 Plan.
Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or net cash received upon such exercise. We (or the affiliated employer) will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right, subject to any applicable deduction limitations under Section 162(m) of the Code.
Section 162(m) Limitations
Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to each of the Company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible.
New Plan Benefits
We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, directors, and employees under the 2022 Plan. We do not presently have any current plans, proposals or arrangements, written or otherwise, to issue any of the newly available authorized shares under the 2022 Plan.
Plan Benefits under 2022 Plan
The following table shows, for each of the named executive officers and the various groups indicated, the number of (i) stock options underlying shares of common stock that have been granted, (ii) restricted stock units granted, and (iii) performance stock units granted, (even if not currently outstanding) under the 2022 Plan since its approval by stockholders in June 2022.
Name and position	Stock Options Granted	Weighted Average Exercise Price	Restricted Stock Units Granted	Performance Stock Units Granted
Maher Masoud President, Chief Executive Officer	867,500	$3.94	—	747,500
Douglas Swirsky Chief Financial Officer	725,000	4.00	118,750	68,750
Ali Soleymannezhad Chief Commercial Officer	521,800	3.81	60,650	50,250
Thomas Ross Former Executive Vice President, Global Sales	220,000	4.24	25,000	25,000
All current executive officers as a group (4 persons)	2,294,425	3.94	248,438	893,538

Name and position	Stock Options Granted	Weighted Average Exercise Price	Restricted Stock Units Granted	Performance Stock Units Granted
All current directors who are not executive officers as a group (8 persons	1,074,005	4.68	179,881	—
All employees, including all current officers who are not executive officers, as a group (approximately 167 persons)	5,760,173	4.16	3,787,160	1,105,776
No awards have been granted under the 2022 Plan over its lifetime to the following categories of persons: (i) any associates of our non-employee directors, executive officers or nominees; or (ii) any other person who received or who is to receive 5% of such options, warrants or rights.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2024.
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders
2022 Equity Incentive Plan	7,650,662	$6.29	6,946,431
Long-Term Incentive Plan	6,060,785	$5.19	—
Equity compensation plans not approved by security holders
Inducement Plan(1)	294,938	$5.74	—
Total	14,006,385	$5.80	6,946,431

(1)
In December 2021, the Board adopted the Inducement Plan, which is a non-stockholder approved stock plan adopted pursuant to the “inducement exception” provided under Nasdaq listing rules. Simultaneous with approval of the 2022 Plan, we retired the Inducement Plan.

Proposed Resolutions
It is proposed that at the Annual Meeting the following resolution be adopted:
“RESOLVED, that the Amendment to the MaxCyte, Inc. 2022 Equity Incentive Plan, as amended and restated, in the form attached as Appendix A-2 to this Proxy Statement, dated April [•], 2025, relating to the 2025 Annual Meeting of Stockholders, be, and hereby is, approved.”
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3
CANCELLATION OF ADMISSION TO TRADING OF COMMON STOCK ON AIM MARKET OF THE LONDON STOCK EXCHANGE
The Board has resolved that we should apply to request that London Stock Exchange plc (the “London Stock Exchange”), cancel the admission of our common stock to trading on AIM (the “AIM Delisting”), and that we should seek the approval of our stockholders for the AIM Delisting Proposal at the Annual Meeting.
The Company is required to obtain stockholder approval for the AIM Delisting in accordance with the provisions of the Company’s Fifteenth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), which approval is being sought at the Annual Meeting. A stockholder vote is not required pursuant to Rule 41 of the AIM Rules for Companies published by the London Stock Exchange plc (the “AIM Rules”).
If the AIM Delisting Proposal is approved at the Annual Meeting, we intend that the last day of trading in the common stock on AIM will be Wednesday, June 25, 2025, and the proposed AIM Delisting will be effective as of 7:00 a.m. London time on Thursday, June 26, 2025.
Background
The Company was founded in 1998 with its headquarters and operations in Maryland. The common stock was admitted to trading on AIM in March 2016 (the “AIM Admission”). The Company raised £10 million at the time of AIM Admission, which allowed the Company to accelerate development of its research and development platform, expand the reach of the Company’s cell therapy business to Europe and other global markets and to extend the Company’s direct sales teams and network of distributors. The Company raised further funds in 2017, 2019, 2020 and 2021 to support its continued growth and focus on expansion of the Company’s manufacturing capabilities, technology rollout and business development. The latter fundraises expanded the Company’s stockholder base to include a number of U.S. and specialist investors.
Expansion of the Company’s operations and technology and expertise in cell engineering, together with an increasing number of strategic platform licenses and associated program-related revenue, culminated in the Company conducting a U.S. public offering in July 2021 with gross proceeds of $202 million, alongside a dual-listing of the common stock on Nasdaq. The principal purposes of the U.S. public offering and Nasdaq listing were to obtain additional capital to increase the Company’s financial flexibility, support the Company’s operations and growth, create a public market for the common stock in the United States and enable further access to the U.S. public equity markets.
The Company has maintained its AIM Admission for over nine (9) years; however, following its Nasdaq listing almost four (4) years ago, trading of the common stock on AIM has decreased to a level (in comparison to trading of the common stock on Nasdaq) that the Board believes no longer justifies maintaining a dual listing on AIM. As of April 11, 2025, approximately 20% of the common stock was represented by CDIs, which are used for settling trades on AIM in the CREST system. Furthermore, more than 94% of the average daily trading in the common stock over the past 12 months has taken place on Nasdaq.
During the year ended December 31, 2024, we estimate that we expended an aggregate of approximately $516,000 directly or indirectly on account of the AIM Admission, which amount includes fees and charges for AIM, as well as fees and costs for the Company’s Nominated Adviser (currently Panmure Liberum), legal advice, London-based transfer and registration, tax filings, software, and investor relations services.
Reasons for the AIM Delisting Proposal
The Board is seeking to implement the proposed AIM Delisting for the following reasons:
•
As noted above, an increasingly smaller proportion of trading in the common stock is conducted on AIM via the CDIs, compared to Nasdaq and a continuation of the decline in this proportion would be likely to lead to a decrease in the liquidity of the common stock trading on AIM.

•
The AIM Delisting is expected to further enhance the liquidity of trading in the common stock by combining on Nasdaq the volume of transactions from both Nasdaq and AIM.

•
The cost of maintaining the AIM listing and complying with the AIM Rules is duplicative of that for complying with the ongoing Nasdaq listing requirements, as well as other U.S. requirements.

•
Time spent by internal financial and legal staff on compliance with the AIM Rules is duplicative of that required for compliance with the Nasdaq listing rules.

•
The common stock will continue to be listed on Nasdaq with no interruption in trading activity.

•
We believe that we have successfully achieved our objectives of the AIM Admission, having raised significant growth capital, expanded the Company’s cell therapy business to Europe and enhanced the Company’s profile and product awareness amongst current and prospective customers, partners and suppliers, as stated in the Company’s AIM admission document published in March 2016.

•
The AIM Admission has proved to be an important and effective stepping stone in the Company’s development and growth. However, given the volume of trading occurring on Nasdaq, the Board believes that the future benefits of an AIM Admission are limited.

Accordingly, the Board believes that it is no longer in the best interests of the Company or its stockholders as a whole for the Company to retain admission of the common stock to trading on AIM. The Board is asking stockholders to cast a vote “FOR” the following resolution:
“RESOLVED, THAT, in accordance with Article IV, Section 3 of the Company’s Fifteenth Amended and Restated Certificate of Incorporation, the cancellation of the admission to trading on AIM of the common stock of $0.01 each in the capital of the Company be and is hereby approved, and the directors and officers of the Company be authorized to take all action reasonable or necessary to effect such cancellation.”
Effect of the AIM Delisting
If the AIM Delisting Proposal is passed at the Annual Meeting, stockholders will no longer be able to buy and sell the common stock on AIM after Wednesday, June 25, 2025.
Following the AIM Delisting taking effect, the Company will no longer be subject to the AIM Rules or be required to retain the services of an independent nominated adviser. The Company will also no longer be subject to the QCA Corporate Governance Code or be required to comply with the continuing obligations set out in the Disclosure Guidance and Transparency Rules of the Financial Conduct Authority or, provided the Company’s securities remain outside of the scope of the regulation, Regulation (EU) No.596/2014 which forms part of domestic law in the United Kingdom pursuant to the European Union (Withdrawal) Act 2018 (the UK Market Abuse Regulation). In addition, the Company and its stockholders will no longer be subject to the provisions of the AIM Rules relating to the disclosure of changes in significant shareholdings in the Company, and the provisions in the Certificate of Incorporation related to trading on AIM will cease to have any legal effect even though such provisions will remain in the Certificate of Incorporation.
The Company will continue to be subject to all regulatory requirements for the Nasdaq listing of the common stock, including all applicable rules and regulations of the SEC and other U.S. requirements.
Stockholders will continue to be notified in writing of the availability of key documents on the Company’s website, including publication of documents filed with the SEC, as well as materials distributed in connection with the Company’s annual meeting of stockholders.
The Company will remain incorporated under the laws of the State of Delaware in the U.S. The rights of stockholders will remain governed by Delaware law and by the Certificate of Incorporation and Bylaws.
As a Delaware company, the Company has never been subject to the provisions of the City Code on Takeovers and Mergers (a set of rules that apply to listed companies in the United Kingdom).
Following the announcement, and prior to the effective date, of the AIM Delisting, holders of the common stock may choose to sell or otherwise dispose of their common stock. Any such sales of the common stock, if significant, could have a negative effect on the value of the common stock as well as the trading price of the common stock on AIM and Nasdaq, which could inhibit other stockholders’ ability to sell or dispose of their common stock at current trading prices.

Information for Holders of CREST Depository Interests
Since the Company’s dual-listing on Nasdaq in 2021, holders in CREST in the UK have held via CDIs, which represent the common stock held by CREST International Nominees Limited (the “CREST Nominee”), as custodian in DTC, clearance system from CREST Depository Limited, a subsidiary of Euroclear UK & International Limited (the “CREST Depository”), which is the depositary and issuer of the CDIs.
A CDI is a security constituted under English law issued by the CREST Depository that represents an entitlement to international securities, in this case the common stock. A CDI is issued by the CREST Depository to CREST members and represents an entitlement to identifiable underlying securities. Each CDI represents a share of common stock held by the CREST Nominee as custodian in the DTC clearance system for the CREST Depository as the depositary and issuer of the CDIs. The CREST Depository’s relationship with CDI-holding CREST members is governed by the CREST Deed Poll and CREST International Manual.
Holders of CDIs in CREST will have the following options:
•
They may choose to continue to hold through CDIs in CREST, however there will be no UK trading venue for the common stock. Holding by way of a CDI will entail international custody costs and certain differences in the nature, range, and cost of corporate services, including with respect to the manner in which voting rights can be exercised in person or by proxy, relative to a direct holding of the common stock. CREST members who anticipate continuing to hold their investment in the common stock in CREST via CDIs should familiarize themselves with the CDI service offering, details of which are included in the CREST International Manual and the terms of the CREST Deed Poll. The CDIs will remain outstanding until the holder elects to cancel them.

•
They may choose to cancel the CDIs and hold via DTC, which will require the holder to engage a U.S. brokerage firm that is a DTC participant. The holder will need to request the cancellation of the CDIs and the release of the underlying common stock from the DTC participant account of the CREST Nominee to the DTC account of their U.S. broker in accordance with Euroclear’s standard protocols.

•
They may choose to cancel the CDIs and hold in registered form directly on the Company’s share register; this will be in the Direct Registration System (the “DRS”), maintained by the Company’s transfer agent, Computershare, in the United States.

Certain UK Tax Considerations
The Company cannot and does not provide any form of taxation advice to stockholders and therefore stockholders are strongly advised to seek their own taxation advice to confirm the consequences of (1) converting their CDIs to common stock (whether before or after the AIM Delisting, and whether via DTC or in registered form in the DRS), or (2) continuing to hold CDIs following the AIM Delisting.
The following summary does not constitute legal or tax advice and is not exhaustive. The Company’s understanding of the current position for UK individuals who are subject to taxation in the UK for relevant tax purposes is as follows, but it should be noted that the position on certain points is not free from uncertainty and that the Company has not taken steps to confirm the current position with His Majesty’s Revenue & Customs. Therefore, the following should not be relied upon by stockholders without taking further advice (and the Company accepts no liability in respect of any such reliance on any information provided herein on taxation matters):
•
It is expected that neither the AIM Delisting itself nor the conversion by stockholders of their CDIs to common stock (either before or after the AIM Delisting, and whether via DTC or in registered form in the DRS) should be treated as a disposal for UK capital gains tax purposes.

•
No charge to UK stamp duty reserve tax (“SDRT or “UK stamp duty”), should arise on the conversion of CDIs to common stock through the paperless transfer of such common stock between DTC participant accounts, or its registration in the DRS. This should be the case irrespective of whether such conversion occurs before or after the AIM Delisting.

•
Paperless transfers of the common stock through DTC’s facilities, and transfers of the common stock registered in the DRS, should continue not to be subject to UK stamp duty or SDRT. Paperless transfers of CDIs should continue not to be subject to UK stamp duty or SDRT provided (as is expected to be the case) certain relevant conditions continue to be met following the AIM Delisting. Following the AIM Delisting, a document transferring title to common stock (including common stock registered in the DRS) or to CDIs may strictly be within the scope of UK stamp duty, but in practice no such stamp duty should normally need to be paid unless the document is executed in the UK or relates to any matter or thing to be done in the UK, and is required to be relied on as evidence in a UK court or to be used for other official purposes.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The Audit Committee has selected CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. CohnReznick LLP has audited the Company’s financial statements since the fiscal year ended December 31, 2019. Representatives of CohnReznick LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of CohnReznick LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of CohnReznick LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
Principal Accountant Fees And Services
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2024 and 2023 by CohnReznick LLP, the Company’s principal accountant.
	Fiscal Year Ended December 31,
	2024	2023
	(in thousands)
Audit Fees	$468	$420
Audit-Related Fees	—	—
Tax Fees	70	45
All Other Fees	—	—
Total Fees	$538	$465
Audit fees consist of fees billed for professional services provided in connection with the audit of our annual financial statements, the review of our quarterly financial statements, and audit services that are normally provided by the independent registered public accounting firm in connection with regulatory filings.
Audit-related fees consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.
Tax fees consist of fees for tax compliance, consultation, and related matters.
All other fees consist of any fees that do not fall into any of the above categories.
All fees described above were pre-approved by the Audit Committee in accordance with its pre-approval policy.
Pre-Approval Policy
The pre-approval policy requires services provided by the independent registered public accounting firm to be pre-approved by the Audit Committee, which may be delegated to one or more of the Audit Committee’s members, so long as any such pre-approval decisions are presented to the full Audit Committee at the next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by CohnReznick LLP is compatible with maintaining the principal accountant’s independence.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

PROPOSAL 5
APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING TO A LATER DATE OR DATES, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES
If at the Annual Meeting the number of votes represented by shares of the common stock present or represented and voting in favor of the AIM Delisting Proposal is insufficient to approve the proposal, our management may move to adjourn the Annual Meeting in order to enable our Board to continue to solicit additional proxies in favor of the AIM Delisting Proposal.
In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited to vote in favor of adjourning, postponing or continuing the Annual Meeting and any later adjournments. If our stockholders approve the adjournment, postponement or continuation proposal, we could adjourn, postpone or continue the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of the AIM Delisting Proposal, including the solicitation of proxies from stockholders that have previously voted against the proposals.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 5.

EXECUTIVE OFFICERS
The following table sets forth information for our executive officers, including their ages:
Name	Age	Position
Maher Masoud	50	President, Chief Executive Officer and Director
Douglas Swirsky	55	Chief Financial Officer
Ali Soleymannezhad	44	Chief Commercial Officer
David Sandoval	47	Senior Vice President, General Counsel and Corporate Secretary
The biography of Mr. Masoud is set forth in “Proposal 1: Election of Directors” above.
Douglas Swirsky has served as our Chief Financial Officer since March 2023. Prior to joining MaxCyte, Mr. Swirsky served as Chief Financial Officer and Treasurer of AavantiBio, Inc., a gene therapy company, from February 2021 until its acquisition by Solid Biosciences, Inc. in December 2022, initially joining AavantiBio as its Interim President and a director in May 2020. Mr. Swirsky served as President, Chief Executive Officer and a director of the publicly held company Rexahn Pharmaceuticals, Inc., a biotechnology company, beginning in November 2018, where he led that company’s merger with Ocuphire Pharma, Inc. in November 2020. Prior to joining Rexahn as its President and Chief Financial Officer in January 2018, Mr. Swirsky served as President, Chief Executive Officer and a director of GenVec, Inc., a publicly traded biotechnology company, a position he held from 2013 through the sale of the company in 2017 to Intrexon Corporation (now known as Precigen, Inc.). He joined GenVec in 2006 as its Chief Financial Officer. Prior to GenVec, Mr. Swirsky was a Managing Director and the Head of Life Sciences Investment Banking at Stifel Nicolaus from 2005 to 2006 and held investment banking positions at Legg Mason from 2002 until Stifel Financial’s acquisition of the Legg Mason Capital Markets business in 2005. He also previously held investment banking positions at UBS, PaineWebber and Morgan Stanley. Mr. Swirsky currently serves as the Chairman of the Board of the publicly traded company Cellectar Biosciences, Inc. Within the last five years, Mr. Swirsky served on the board of directors of NeuroBo Pharmaceuticals, Inc.. Mr. Swirsky is a certified public accountant in the state of Maryland and a CFA® charterholder. He received his B.S. in Business Administration from Boston University and his M.B.A. from the Kellogg School of Management at Northwestern University.
Ali Soleymannezhad has served as our Chief Commercial Officer since September 2024 and prior to that served as our Executive Vice President, Bioprocessing, starting in August 2023. Prior to joining MaxCyte, Mr. Soleymannezhad served as Executive Vice President for the Separations and Purification Business at Tosoh Bioscience (“Tosoh”), a global supplier of chromatographic solutions, from January 2022 to August 2023, where he led a 140-member global team across four sites. During his tenure at Tosoh, Mr. Soleymannezhad was also Vice President of Global Marketing and Business Development from August 2019 to January 2022 and Director of Sales and Marketing — Americas from January 2015 to July 2019. Within the last five years, Mr. Soleymannezhad served on the boards of Tosoh and Semba Biosciences. Mr. Soleymannezhad holds a Master of Business Administration from Rice University’s Jones Graduate School of Business as well as master’s and bachelor’s degrees in chemical and biochemical engineering from the University of Western Ontario.
David Sandoval has served as our Senior Vice President, General Counsel and Corporate Secretary since February 2024. Previously, Mr. Sandoval served as our Senior Vice President, Legal and Deputy General Counsel from November 2023 to February 2024. From 2010 to 2023, Mr. Sandoval served as the Head of Legal Affairs/Chief Legal Officer and Chief Compliance Officer at Leadiant Biosciences, Inc., a research-based pharmaceutical company that seeks to develop novel and effective therapies for patients affected by rare disease, and from 2007 to 2010, as Assistant General Counsel and Assistant Compliance Officer at Enzon Pharmaceuticals, Inc. Mr. Sandoval also served as a member of the advisory board to The Microbial, LLC, a probiotic startup, from August 2018 to September 2021. Mr. Sandoval began his legal career working at major U.S. law firms. Mr. Sandoval is a member of the New York and New Jersey Bars and earned his J.D. from New York University School of Law after receiving his Bachelor of Arts from Cornell University. Mr. Sandoval also holds a Certificate of Business Administration from Georgetown University. Mr. Sandoval has been a guest lecturer at Cornell University on Pharmaceutical Policy and has volunteered in different capacities as an alumnus of Cornell University.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 31, 2025 by: (i) each director; (ii) each of the Company’s named executive officers; (iii) all current executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.
This table is based upon information supplied by officers, directors and principal stockholders. Applicable percentage ownership is based on 106,313,718 shares of common stock outstanding as of March 31, 2025. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we include all shares subject to options held by the person that are currently exercisable, or would be exercisable or would vest based on service-based vesting conditions as of May 30, 2025, which is 60 days after March 31, 2025. However, except as described above, we do not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o MaxCyte, Inc. 9713 Key West Avenue, Suite 400, Rockville, Maryland 20850.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Cadian Capital Management, LP(1)	9,344,424	8.9%
BlackRock, Inc.(2)	8,256,000	7.8%
The Vanguard Group(3)	5,282,108	5.1%
Directors and Named Executive Officers:
Yasir Al-Wakeel(4)	206,975	*
Will Brooke(5)	265,077	*
Cynthia Collins	—
Richard Douglas, PhD(6)	307,875	*
Stanley Erck(7)	482,926	*
Rekha Hemrajani(8)	206,975	*
John Johnston(9)	254,175	*
Patrick J. Balthrop(10).	133,333	*
Maher Masoud(11)	803,575	*
Thomas Ross(12)	483,942	*
Ali Soleymannezhad(13)	144,361	*
Douglas Swirsky(14)	268,582	*
All directors and current executive officers as a group (12 persons)(15)	3,110,570	2.9%

*
Represents beneficial ownership of less than 1%.

(1)
Based solely on a Schedule 13G/A filed with the SEC on February 13, 2025, Cadian Capital Management, LP, Cadian Capital Management GP, LLC, and Eric Bannasch (collectively, “Cadian”) reported shared ownership of 9,344,424 shares of our common stock. Cadian reported that it possessed shared voting power of 9,344,424 shares and shared dispositive power of 9,344,424 shares. The address of the foregoing entities and person is 535 Madison Avenue, 36th Floor, New York, NY 10022.

(2)
Based solely on a Schedule 13G/A filed with the SEC on February 5, 2025, BlackRock, Inc., a Delaware corporation, located at 50 Hudson Yards, New York, NY 10001 (“BlackRock”), reported aggregate beneficial ownership of 8,256,000 shares of our common stock. BlackRock reported that it possessed sole voting power of 8,127,761 shares and sole dispositive power of 8,256,000 shares. BlackRock also reported that it did not possess shared voting or dispositive power over any shares beneficially owned.

(3)
Based solely on a Schedule 13G filed with the SEC on February 13, 2024, The Vanguard Group., a Pennsylvania corporation, located at 100 Vanguard Blvd. Malvern, PA 19355 (“Vanguard”), reported aggregate beneficial ownership of 5,282,108 shares of our common stock. Vanguard reported sole dispositive power over 5,125,864 shares, shared voting power over 59,252 shares and shared dispositive power over 156,244 shares.

(4)
Consists of 206,975 shares of common stock issuable upon the exercise of options exercisable as of May 30, 2025.

(5)
Consists of (i) 50,302 shares of common stock and (ii) 214,775 shares of common stock issuable upon the exercise of options exercisable as of May 30, 2025.

(6)
Consists of (i) 100,000 shares of common stock and (ii) 207,875 shares of common stock issuable upon the exercise of options exercisable as of May 30, 2025.

(7)
Consists of (i) 247,751 shares of common stock and (ii) 235,175 shares of common stock issuable upon the exercise of options exercisable as of May 30, 2025.

(8)
Consists of 206,975 shares of common stock issuable upon the exercise of options exercisable as of May 30, 2025.

(9)
Consists of (i) 120,583 shares of common stock and (ii) 133,592 shares of common stock issuable upon the exercise of options exercisable as of May 30, 2025.

(10)
Consists of 133,333 shares of common stock issuable upon the exercise of options exercisable as of May 30, 2025.

(11)
Consists of (i) 100,000 shares of common stock and (ii) 703,575 shares of common stock issuable upon the exercise of options exercisable as of May 30, 2025.

(12)
Consists of (i) 4,115 shares of common stock and (ii) 479,827 shares of common stock issuable upon the exercise of options exercisable as of May 30, 2025.

(13)
Consists of (i) 2,695 shares of common stock and (ii) 141,666 shares of common stock issuable upon the exercise of options exercisable as of May 30, 2025.

(14)
Consists of (i) 13,374 shares of common stock and (ii) 255,208 shares of common stock issuable upon the exercise of options exercisable as of May 30, 2025.

(15)
Consists of (i) 641,364 shares of common stock and (ii) 2,469,206 shares of common stock issuable upon the exercise of options exercisable as of May 30, 2025.

EXECUTIVE COMPENSATION
Our named executive officers (“NEOs”) for the fiscal year ended December 31, 2024, consisting of our principal executive officer and the next two most highly compensated executive officers serving as of December 31, 2024 and one former executive officer who left the Company during the fiscal year ended December 31, 2024, were:
•
Maher Masoud, our President and Chief Executive Officer;

•
Douglas Swirsky, our Chief Financial Officer;

•
Ali Soleymannezhad, our Chief Commercial Officer; and

•
Thomas Ross, our former Executive Vice President, Global Sales.

2024 Summary Compensation Table
The following table presents all of the compensation awarded to or earned by or paid to our NEOs for the fiscal years ended December 31, 2024 and, to the extent required by SEC disclosure rules, December 31, 2023.
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total $
Maher Masoud President and Chief Executive Officer	2024	590,000	1,724,000	897,294	389,400	10,604	3,611,298
	2023	450,000	—	239,381	186,600	14,384	890,365
Douglas Swirsky, Chief Financial Officer	2024	460,000	484,875	501,142	224,078	16,479	1,686,574
	2023	326,129	—	684,923	161,500	17,382	1,189,934
Ali Soleymannezhad(4) Chief Commercial Officer	2024	435,833	177,536	184,097	213,286	11,081	1,021,833
Thomas Ross(5) Former Executive Vice President, Global Sales	2024	448,000	215,500	222,730	240,800	14,771	1,141,801

(1)
Amounts reported represent the aggregate grant date fair value of the time-based restricted stock units (“RSUs”), performance-based restricted stock units (“PSUs”) and stock options granted to our NEOs during the indicated year, computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC 718”). The fair value of the RSU and PSU awards is based on the closing stock price as of the date of grant and, in the case of the PSU awards, is calculated based on the probable satisfaction of the performance conditions for such awards as of the date of grant. Assuming the highest level of performance is achieved for the PSUs, the maximum grant date fair value for the PSU awards granted to the NEOs would be as follows: Mr. Masoud, $2,155,000; Mr. Swirsky, $168,360; Mr. Soleymannezhad, $84,180; and Mr. Ross, $134,688. The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Notes 2 and 4 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. This amount does not reflect the actual economic value that may be realized by the NEOs upon the exercise of the options or the sale of the underlying shares.

(2)
Represents amounts paid pursuant to our annual incentive compensation program, described below.

(3)
For 2024, consists of matching contributions under our 401(k) plan paid by us during 2024 and, for 2024, tax reimbursements received by each NEO relating to a Company-wide gift program available to all Company employees that the NEOs participated in through the first quarter of 2024.

(4)
Mr. Soleymannezhad was not an NEO prior to 2024.

(5)
In September 2024, Mr. Ross ceased serving as an executive officer of the Company and served in a non-executive officer role through January 31, 2025 at which time he commenced service as a consultant to the Company. Mr. Ross was not an NEO prior to 2024.

Narrative to the 2024 Summary Compensation Table
Our Compensation Committee determines the compensation of our executive officers and reviews such compensation on an annual basis. In setting executive base salaries and bonuses and granting equity incentive awards, our Compensation Committee considers compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to our company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.
Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. Our Compensation Committee, without members of management present, discusses and ultimately approves the compensation of our executive officers, with the exception of the Chief Executive Officer’s compensation, which is recommended to the full Board. The Compensation Committee retained Pearl Meyer, a compensation consulting firm, to evaluate and make recommendations with respect to our executive compensation program decisions for 2024.
Annual Performance Bonuses
Each of our executive officers is eligible to receive performance bonus under our annual incentive compensation program. Under our 2024 annual incentive compensation program, each of our NEOs was eligible to receive a cash incentive payment equal to (1) his target incentive, as a percentage of annual base salary, multiplied by (2) the percentage achievement of certain 2024 corporate goals established by our Compensation Committee in its sole discretion, and approved by our Board, subject to the NEO remaining employed by us through the payment date.
Mr. Masoud’s target incentive was set at 60% of his annual base salary, Mr. Swirsky’s was set at 45% of his annual base salary, Mr. Soleymannezhad was set at 45% of his annual base salary, and Mr. Ross was set at 50% of his annual base salary. The corporate goals used for purposes of the 2024 annual incentive compensation program included revenue, EBITDA, and targets related to product development, manufacturing and engineering, corporate development, employee retention, and partnership licensing. Our Compensation Committee determined that the percentage achievement of the applicable corporate goals was 110% for each of the NEOs. As a result, our Compensation Committee approved a cash incentive payment for each NEO in the amounts reflected above in the “Non-Equity Incentive Plan Compensation” column of the 2024 Summary Compensation Table. Each NEO’s cash incentive payment for 2024 was paid in the first quarter of 2025.
Long-Term Incentives
To further align the interests of our executive officers with the interests of our stockholders and to further focus our executive officers on our long-term performance, we have historically granted equity compensation in the form of options, with the exercise price determined based on the fair market value of a share of common stock at the time of grant. In 2024, the Compensation Committee introduced PSUs and RSUs into the long-term incentive program in order to increase the portion of compensation with payouts tied to the achievement of pre-established performance goals and, in the case of RSUs, to enhance the retentive element of the Company’s executive compensation program.
Options generally vest with respect to 25% of the shares underlying the options on the first anniversary of the date of grant and the remaining shares underlying the option vest in 36 equal monthly installments thereafter, subject to the NEO’s continuous service with us at each vesting date. In connection with his promotion to the position of President and Chief Executive Officer, in January 2024, Mr. Masoud received a promotion option grant with respect to 400,000 shares. In March 2024, Messrs. Swirsky, Soleymannezhad, and Ross received an option grant to purchase 225,000 shares, 62,500 shares, and 100,000 shares, respectively.
The 2024 PSU awards vest based on the Company’s achievement of a specified revenue goal and the NEO’s continued service over the January 1, 2024 to December 31, 2026 performance period. Under the terms of the PSUs, vesting may range from 75% to 125% of the target PSUs based on performance, with no vesting of the threshold revenue goal is not achieved. The revenue performance targets were determined based on the Company’s three year operating plan and were designed to be challenging but achievable with strong management performance. In March 2024, Messrs. Masoud, Swirsky, Soleymannezhad, and Ross received PSUs (at target) with respect to 400,000, 31,250, 15,625, and 25,000 shares, respectively.
The 2024 RSU awards vested with respect to 25% of the shares subject to the award on March 15, 2025, and the remainder is scheduled vest in three equal annual installments thereafter, subject to the NEO’s continued service to the Issuer through each vesting date. In March 2024, Messrs. Swirsky, Soleymannezhad, and Ross received RSUs with respect to 81,250, shares, 15,625, and 25,000 shares, respectively.
In September 2024, Mr. Soleymannezhad received additional an additional option grant with respect to 20,800 shares and RSU grant with respect to 10,400 shares, granted in connection with his promotion to Chief Commercial Officer. Mr. Soleymannezhad’s RSU award is scheduled to vest with respect to 25% of the shares subject to the RSU award on September 16, 2025, with the remainder vesting in three equal annual installments thereafter, subject to Mr. Soleymannezhad’s continued service through each vesting date. Mr. Soleymannezhad’s option award is scheduled to vest with respect to 25% of the shares underlying the option on September 16, 2025, with the remaining vesting in 36 substantially equal monthly installments thereafter, subject to Mr. Soleymannezhad’s continued service through each vesting date.
Please see the “2024 Outstanding Equity Awards at Fiscal Year-End” table for further information regarding the outstanding equity awards held by each of our NEOs.
Retirement Benefits and Other Compensation
Health and Welfare and Retirement Benefits
All of our NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of our other employees. We do not provide perquisites or personal benefits to our NEOs other than those provided generally to all employees.
401(k) Plan
We maintain a tax-qualified retirement plan, the 401(k) Plan, that provides eligible employees in the United States with an opportunity to save for retirement on a tax-advantaged basis. Under the 401(k) Plan, we may provide matching and other discretionary contributions. We currently match employee contributions equal to 50% of the first 10% of salary deferral contributions, with a maximum company contribution of 5% of the employee’s eligible compensation. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Code.

2024 Outstanding Equity Awards at Fiscal Year End
The following table presents information regarding outstanding stock options, RSUs and PSUs held by our NEOs as of December 31, 2024.
	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)
Maher Masoud	35,000	—	2.93	7/18/2028	—	—	—	—
	46,100	—	2.14	3/4/2029	—	—	—	—
	46,100	—	1.64	1/20/2030	—	—	—	—
	75,000	—	1.87	2/25/2030	—	—	—	—
	95,833	4,167(2)	12.55	2/16/2031	—	—	—	—
	8,333	1,667(3)	16.63	8/9/2031	—	—	—	—
	70,833	29,167(4)	6.32	2/25/2032	—	—	—	—
	97,625	44,375(5)	7.12	3/25/2032	—	—	—	—
	52,500	67,500(6)	4.19	3/20/2033	—	—	—	—
	—	400,000(7)	4.42	1/02/2034	—	—	—	—
	—	—	—	—	—	—	400,000(15)	1,664,000(15)
Douglas Swirsky	153,125	196,875(8)	4.11	3/27/2033	—	—	—	—
	—	225,000(9)	4.31	3/14/2034	—	—	—	—
	—	—	—	—	81,250(13)	338,000(13)	—	—
	—	—	—	—	—	—	31,250(15)	130,000(15)
Ali Soleymannezhad	85,937	189,063(10)	3.82	9/10/2033	—	—	—	—
	6,250	18,750(11)	5.02	12/10/2033	—	—	—	—
	—	62,500(9)	4.31	3/14/2034	15,625(13)	65,000(13)	—	—
	—	20,800(12)	4.12	9/15/2034	10,400(14)	43,264(14)	—	—
	—	—	—	—	—	—	15,625(15)	65,000(15)
Thomas Ross	75,000	—	2.93	7/13/2027	—	—	—	—
	75,000	—	2.93	7/18/2028	—	—	—	—
	13,868	—	2.14	3/4/2029	—	—	—	—
	1	—	1.64	1/20/2030	—	—	—	—
	95,833	4,167(2)	12.54	2/16/2031	—	—	—	—
	8,333	1,667(3)	16.63	8/9/2031	—	—	—	—
	97,625	44,375(5)	7.12	3/25/2032	—	—	—	—
	52,500	67,500(6)	4.19	3/20/2033	—	—	—	—
	—	100,000(9)	4.31	3/14/2034	—	—	—	—
	—	—	—	—	25,000(13)	104,000(13)	—	—
	—	—	—	—	—	—	25,000(15)	104,000(15)

(1)
The exercise price for options granted on or prior to February 16, 2021 have been updated to reflect the exercise price following an adjustment made in 2021 in connection with the Company’s dual listing and which were inadvertently reflected at the prior exercise price in the prior year’s proxy statement.
(2)
Represents an option to purchase shares of our common stock granted on February 16, 2021. The shares underlying this option vest as follows: 1/4th of the shares vested one calendar year following the grant date and the remainder vests monthly in 36 monthly installments thereafter, subject to the applicable holder’s continued service to our company through the applicable vesting date.

(3)
Represents an option to purchase shares of our common stock granted on August 9, 2021. The shares underlying this option vest as follows: 1/4th of the shares vested one calendar year following the grant date and the remainder vests monthly in 36 monthly installments thereafter, subject to the applicable holder’s continued service to our company through the applicable vesting date.

(4)
Represents an option to purchase shares of our common stock granted on February 25, 2022. The shares underlying this option vest as follows: 1/4th of the shares vested one calendar year following the grant date and the remainder vests monthly in 36 monthly installments thereafter, subject to the applicable holder’s continued service to our company through the applicable vesting date.

(5)
Represents an option to purchase shares of our common stock granted on March 25, 2022. The shares underlying this option vest as follows: 1/4th of the shares vested one calendar year following the grant date and the remainder vests monthly in 36 monthly installments thereafter, subject to the applicable holder’s continued service to our company through the applicable vesting date.

(6)
Represents an option to purchase shares of our common stock granted on March 20, 2023. The shares underlying this option vest as follows: 1/4th of the shares vested one calendar year following the grant date and the remainder vests monthly in 36 monthly installments thereafter, subject to the applicable holder’s continued service to our company through the applicable vesting date.

(7)
Represents an option to purchase shares of our common stock granted on January 3, 2024. The shares underlying this option vest as follows: 1/4th of the shares vested one calendar year following the grant date and the remainder vests monthly in 36 monthly installments thereafter, subject to the applicable holder’s continued service to our company through the applicable vesting date.

(8)
Represents an option to purchase shares of our common stock granted on March 27, 2023. The shares underlying this option vest as follows: 1/4th of the shares vested one calendar year following the grant date and the remainder vests monthly in 36 monthly installments thereafter, subject to the applicable holder’s continued service to our company through the applicable vesting date.

(9)
Represents an option to purchase shares of our common stock granted on March 15, 2024. The shares underlying this option vest as follows: 1/4th of the shares vested one calendar year following the grant date and the remainder vests monthly in 36 monthly installments thereafter, subject to the applicable holder’s continued service to our company through the applicable vesting date.

(10)
Represents an option to purchase shares of our common stock granted on September 11, 2023. The shares underlying this option vest as follows: 1/4th of the shares vested one calendar year following the grant date and the remainder vests monthly in 36 monthly installments thereafter, subject to the applicable holder’s continued service to our company through the applicable vesting date.

(11)
Represents an option to purchase shares of our common stock granted on December 11, 2023. The shares underlying this option vest as follows: 1/4th of the shares vested one calendar year following the grant date and the remainder vests monthly in 36 monthly installments thereafter, subject to the applicable holder’s continued service to our company through the applicable vesting date.

(12)
Represents an option to purchase shares of our common stock granted on September 16, 2024. The shares underlying this option vest as follows: 1/4th of the shares vested one calendar year following the grant date and the remainder vests monthly in 36 monthly installments thereafter, subject to the applicable holder’s continued service to our company through the applicable vesting date.

(13)
Represents time-based RSUs. Each RSU represents a contingent right to receive one share of our common stock. Twenty-five percent (25%) will vest on March 15, 2025, and the remainder shall vest in three (3) equal annual installments thereafter, subject to the applicable holder’s continued service to our company through the applicable vesting date. The market value for these awards is based on the closing stock price as of December 31, 2024 of $4.16 per share.

(14)
Represents time-based RSUs. Each RSU represents a contingent right to receive one share of our common stock. Twenty-five percent (25%) will vest on September 16, 2025, and the remainder shall vest in three (3) equal annual installments thereafter, subject to the applicable holder’s continued service to our company through the applicable vesting date. The market value for these awards is based on the closing stock price as of December 31, 2024 of $4.16 per share.

(15)
These PSUs vest upon the Company’s achievement of a specified revenue goal. Vesting may range from 75% to 125% of the target PSUs based on performance, with no vesting if the threshold revenue goal is not achieved, subject to the applicable holder’s continued service over the January 1, 2024 to December 31, 2026 performance period. The market value for these awards is based on the closing stock price as of December 31, 2024 of $4.16 per share.

Potential Payments Upon Termination or Change in Control
We have entered into severance agreements with each of the NEOs in connection with his employment with us, which sets forth the terms and conditions of his specified payments and benefits in connection with a termination of employment in certain circumstances. In each case, the officer must sign and not revoke a release of claims in our favor in order to receive these payments and benefits. Our goal in providing these severance and change in control payments and benefits is to offer sufficient cash continuity protection such that the NEOs will focus their full time and attention on the requirements of the business rather than the potential implications of a qualifying employment termination or change in control for their respective positions. We prefer to have certainty regarding the potential severance amounts payable to the NEOs, rather than negotiating severance at the time that an NEO’s employment terminates. We have also determined that accelerated vesting provisions with respect to outstanding equity awards in connection with a qualifying termination of employment in certain circumstances are appropriate because they encourage our NEOs to stay focused on the business in those circumstances, rather than focusing on the potential implications of the termination of employment for them personally. The material terms of the severance agreements we have entered into with our NEOs are summarized below.
Maher Masoud
We and Mr. Masoud entered into a severance agreement dated January 11, 2021, setting forth the terms of his severance eligibility. In connection with Mr. Masoud’s appointment as our President and Chief Executive Officer effective as of January 1, 2024, the Board approved, at the recommendation of the Compensation Committee, and on December 11, 2023, we and Mr. Masoud entered into, a letter agreement (the “Promotion Letter”) setting forth certain changes to Mr. Masoud’s compensation upon the effectiveness of his promotion. The Promotion Letter modified and amended the terms of Mr. Masoud’s severance agreement.
Under the terms of the severance agreement, as modified by the Promotion Letter, if Mr. Masoud is terminated by us other than for “cause” or if he resigns for “good reason” (each such termination, a “Triggering Event”), and if such Triggering Event occurs on or within three months prior to, or 24 months following, a “change of control,” then Mr. Masoud will be eligible to receive a severance amount equal to (a) 18 months of his then current base salary plus (b) 1.5 times his then current “target bonus,” which is defined as greater of (i) the actual bonus amount earned under our annual bonus plan with respect to the calendar year prior to the calendar year in which the termination occurs, (ii) the actual bonus amount earned under our bonus plan for the calendar year in which the termination occurs, or (iii) the target bonus amount under the Company’s bonus plan for the calendar year in which the termination occurs. The foregoing target bonus amount will not be subject to proration, and the severance amount described in the preceding sentence will be paid in equal monthly installments over an 18-month period (the “CIC Severance Period”), subject to standard payroll deductions and withholdings. In the event of a Triggering Event that occurs more than three months prior to or more than 24 months following a change of control, then Mr. Masoud will be eligible to receive a severance amount equal to 12 months of his then current base salary, payable in equal monthly installments over a 12-month period (the “Non-CIC Severance Period”), subject to standard payroll deductions and withholdings. In addition, upon a Triggering Event that occurs on or within 180 days prior to, or 24 months following, a change of control, all of the unvested shares subject to any stock options granted to Mr. Masoud that remain outstanding and would otherwise not be vested and exercisable as of the date of termination will be treated as vested and exercisable as of the date of termination.

Upon the occurrence of a Triggering Event, if Mr. Masoud timely elects continued coverage under COBRA for himself and his covered dependents under our group health plans following the date of termination, then we will also pay the federal COBRA (or, if applicable, state continuation coverage) premiums to continue healthcare coverage for Mr. Masoud and his covered dependents for the CIC Severance Period or Non-CIC Severance Period, as applicable, or, if earlier, until the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment or the date on which he ceases to be eligible for COBRA or state continuation coverage for any reason.
Douglas Swirsky
We and Mr. Swirsky entered into a severance agreement dated March 27, 2023, setting forth the terms of Mr. Swirsky’s severance eligibility. Under Mr. Swirsky’s severance agreement, if Mr. Swirsky is terminated by us other than for “cause” (as defined in the severance agreement), or if he resigns for “good reason” (as defined in the severance agreement), and if such termination or resignation occurred on the date of or within 24 months following a “change of control” (as defined in the severance agreement), then Mr. Swirsky would be eligible to receive (i) payment of his monthly base salary (calculated as his total base salary during the 12 month period prior to his date of termination divided by 12) for the 12 months following his departure (less applicable tax withholdings), (ii) 100% of his “target bonus” (as defined in the severance agreement) (less applicable tax withholdings) paid in monthly installments over 9 months, (iii) COBRA premium coverage for up to 9 months, and (iv) full acceleration of the vesting of the unvested shares subject to his outstanding stock options.
Under Mr. Swirsky’s severance agreement, if he is terminated by us other than for “cause,” or if he resigns for “good reason,” and if such termination or resignation occurs at any time prior to a “change of control,” then Mr. Swirsky would be eligible to receive (i) payment of his monthly base salary (calculated as his total base salary during the 12 month period prior to his date of termination divided by 12) for the nine months following his departure (less any amounts paid to Mr. Swirsky during such nine month period under our Short Term or Long Term Disability Plan, and less applicable tax withholdings), (ii) COBRA premium coverage for up to nine months, and (iii) if the termination or resignation occurs within 180 days prior to a “change of control,” then Mr. Swirsky would also have received full acceleration of the vesting of the unvested shares subject to his outstanding stock options.
On March 10, 2025, the Board approved, at the recommendation of the Compensation Committee, and the Company entered into, an amendment and restatement Mr. Swirsky’s severance agreement. The amendment and restatement of Mr. Swirsky’s severance agreement provides for generally the same severance entitlements as set forth above, except: (i) “change of control” related severance benefits are provided for qualifying terminations within the three-month period prior to a “change of control” and ending on the twenty-four month anniversary of the “change of control;” (ii) expands the protections for equity award vestings to include all outstanding equity awards rather than only stock options, with vesting for performance-based equity awards deemed achieved at target; (iii) eliminates the 180-day prior to a “change of control” equity vesting provisions; and (iv) provides for the payment in twelve installments of a severance amount in the event of a CoC Triggering Event (as defined in the amended and restated agreement).
Ali Soleymannezhad
We and Mr. Soleymannezhad entered into a severance agreement dated July 1, 2024 setting forth the terms of Mr. Soleymannezhad’s severance eligibility. Under Mr. Soleymannezhad’s severance agreement, if Mr. Soleymannezhad is terminated by us other than for “cause” (as defined in the severance agreement), or if he resigns for “good reason” (as defined in the severance agreement), and if such termination or resignation occurs within three months prior or within 24 months following a “change of control” (as defined in the severance agreement), then Mr. Soleymannezhad would be eligible to receive (i) payment of his monthly base salary (calculated as his total base salary during the 12-month period prior to his date of termination divided by 12) for the 12 months following his departure (less applicable tax withholdings), (ii) 100% of his “target bonus” (as defined in the severance agreement) (less applicable tax withholdings) paid in monthly installments over 12 months, (iii) COBRA premium coverage for up to 12 months, and (iv) full acceleration of the vesting of the unvested shares subject to his outstanding equity awards.

Under Mr. Soleymannezhad’s severance agreement, if he is terminated by us other than for “cause,” or if he resigns for “good reason,” and if such termination or resignation occurs more than three months prior to a “change in control,” then Mr. Soleymannezhad would be eligible to receive (i) payment of his monthly base salary (calculated as his total base salary during the 12-month period prior to his date of termination divided by 12) for the nine months following his departure (less any amounts paid to Mr. Swirsky during such nine-month period under our Short Term or Long Term Disability Plan, and less applicable tax withholdings), (ii) COBRA premium coverage for up to nine months and (iii) if the termination or resignation occurs within three months prior to a “change of control,” then Mr. Soleymannezhad would also have received full acceleration of the vesting of the unvested shares subject to his outstanding equity awards.
Thomas Ross
Mr. Ross ceased serving as an executive officer on October 10, 2024 and continued as a non-executive employee through January 31, 2025 and assumed the role of a consultant on February 1, 2025. Under the terms of Mr. Ross’s consulting agreement, he will continue to serve as a consultant through March 31, 2026, advising on various sales matters, and will receive a monthly consulting fee of $39,590.
Policies and Practices Related to the Timing of Grants of Certain Equity Awards
The Compensation Committee and senior management monitor the Company’s equity grant practices to evaluate whether such policies comply with governing regulations and are consistent with good corporate practices. When making regular annual equity grants to the Company’s executive officers, the Compensation Committee’s practice is to approve them at its meeting in March of each year as part of the annual compensation review. In addition, the Compensation Committee may make grants at any time during the year it deems appropriate, including with respect to new hires, transitions or for retentive purposes. The Company does not schedule its equity grants in anticipation of the release of material non-public information (“MNPI”) nor does the Company time the release of MNPI based on equity grant dates.
The following table presents information regarding stock options issued to our NEOs in 2024 during any period beginning four business days before the filing or furnishing of a periodic report or current report disclosing MNPI and ending one business day after the filing or furnishing of such report with the SEC.
Name	Grant Date(1)	Number of securities underlying the award	Exercise price of the award $(/share)	Grant date fair value of award
Percentage change in
the closing market
price of the securities
underlying the award
between the trading
day ending
immediately prior to
the disclosure of
material non-public
information and the
trading day beginning
immediately following
the disclosure of
material non-public
Information

Maher Masoud	January 3, 2024	400,000	$4.42	$897,294	13.5%

(1)
On December 11, 2023, the Company and Mr. Masoud entered into the Promotion Letter, which contemplated a promotion option grant to be made to Mr. Masoud on or around January 2, 2024. The promotion grant was granted January 3, 2024. On January 8, 2024, the Company furnished a Current Report on Form 8-K disclosing the Company’s preliminary financial results for the quarter and fiscal year ended December 31, 2023.

Director Compensation
We have historically provided our non-employee directors with an annual cash retainer as well as additional annual retainers for service as chair of the Board and service as chair or member of the Board’s committees. The fees for committee service are in addition to the annual cash retainer for Board service. Members of committees can receive either a chair or a member retainer for service on the committee, but not both.
Position		Annual Cash Retainer ($)
Board of Directors	Chair	80,000
	Member	40,000
Audit Committee	Chair	20,000
	Member	10,000
Compensation Committee	Chair	15,000
	Member	7,500
Nominating & Corporate Governance Committee	Chair	10,000
	Member	5,000
Transaction Committee	Member	10,000
In addition to annual cash retainers, in accordance with our equity grant policy, our non-employee directors are granted options to purchase shares of our common stock under our 2022 Plan in an amount determined by our Board annually. In June 2024, at the time of our 2024 Annual Meeting, each of our then-serving non-employee directors was granted an option to purchase 40,701 shares of our common stock and 21,367 restricted stock units (“RSUs”). In October 2024, in connection with her appointment to the Board, Ms. Collins was granted an option to purchase 97,698 shares of our common stock and 51,679 RSUs. Our non-employee directors are also reimbursed upon request for out-of-pocket expenses incurred in connection with their attendance at Board meetings.
2024 Director Compensation Table
The following table sets forth information regarding the compensation earned for service on our Board in 2024 by our non-employee directors. Maher Masoud, our President and Chief Executive Officer, was also a member of our Board in 2024 but did not receive any additional compensation for service as a director. Information about compensation for Mr. Masoud with respect to 2024 is set forth above under “2024 Summary Compensation Table.”
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Option Awards(1)(2) ($)	Total ($)
Yasir Al-Wakeel	50,000	99,998	99,989	249,987
Patrick J. Balthrop	55,000	99,998	99,989	254,987
Will Brooke	67,500	99,998	99,989	267,487
Cynthia Collins	10,253	199,998	199,715	409,966
Richard Douglas, PhD	90,000	99,998	99,989	289,987
Stanley Erck	62,500	99,998	99,989	262,487
Rekha Hemrajani	65,000	99,998	99,989	264,987
John Johnston	50,000	99,998	99,989	249,987
Art Mandell	60,000	99,998	99,989	259,987

(1)
This column reflects the full grant date fair value of RSUs and options, as applicable, granted during the year measured pursuant to ASC 718, the basis for computing stock-based compensation in our financial statements. The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model and the fair value of RSUs is based on the closing stock price on the date of grant. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Notes 2 and 4 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. This amount does not reflect the actual economic value that may be realized by the director upon the exercise of the options or the sale of the underlying shares.
(2)
The following table provides information regarding the aggregate number of option awards and RSUs granted to our non-employee directors that were outstanding as of December 31, 2024:

Name	Stock Options	Restricted Stock Units
Yasir Al-Wakeel	248,301	21,367
Patrick J. Balthrop	190,701	21,367
Will Brooke	256,101	21,367
Cynthia Collins	97,698	51,679
Richard Douglas, PhD	249,201	21,367
Stanley Erck	276,501	21,367
Rekha Hemrajani	248,301	21,367
John Johnston	174,918	21,367
Art Mandell	276,501	21,367

TRANSACTIONS WITH RELATED PERSONS
Related-Person Transactions Policy and Procedures
We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our Board or Audit Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must be presented to our Board or Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Board or Audit Committee, as applicable, is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
The related person transactions policy also covers related party transactions under the AIM Rules, which contain a different definition of a related party to the definition of a related person set out above for U.S. purposes. The AIM Rules require that any transaction with a related party (pursuant to the definition in the AIM Rules) that exceeds 5% in any of the class tests set out in the AIM Rules, taking into account certain provisions relating to aggregation of transactions, should be announced without delay as soon as the terms of the transaction are agreed, and that the announcement should include certain specified information, including a statement that our directors (with the exception of any director who is involved in the transaction as a related party) consider, having consulted with our nominated adviser for AIM, that the terms of the transaction are fair and reasonable insofar as our stockholders are concerned.
Certain Related-Person Transactions
Except as described below, there have been no transactions since January 1, 2023 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements that are described under “Executive Compensation” and “Director Compensation.” For a description of severance and change in control arrangements that we have entered into with some of our executive officers, see “Executive Compensation — Potential Payments upon Termination or Change in Control.”
Balthrop Consulting Agreement
On January 1, 2024, we entered into a Consulting Agreement (the “Consulting Agreement”) with Apalachee, pursuant to which Apalachee will provide certain executive advisory and consulting services to the Company. Mr. Balthrop, a member of our Board, is the founder and principal of Apalachee and the individual primarily responsible for providing services to the Company under the Consulting Agreement. The Consulting Agreement obligates us to pay Apalachee a daily consulting fee of $6,000 for up to 25 days of service during the consulting period. The maximum fee payable to Apalachee under the Consulting Agreement will not exceed $150,000. Since January 1, 2024, pursuant to the Consulting Agreement, we have paid Apalachee approximately $102,000 in total compensation. The Consulting Agreement expired on December 31, 2024.
Indemnification Agreements
We provide indemnification for our directors and executive officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Under our Bylaws, we are required to indemnify our directors and executive officers to the extent not prohibited under Delaware law. We have also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that we will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are MaxCyte stockholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or MaxCyte. Direct your written request to MaxCyte, Inc., Attn: Corporate Secretary; 9713 Key West Avenue, Suite 400, Rockville, Maryland 20850, Attention: Investor Relations. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
David Sandoval
April [•], 2025	Senior Vice President, General Counsel and Corporate Secretary
A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2024 is available without charge upon written request to: Corporate Secretary, MaxCyte, Inc., 9713 Key West Avenue, Suite 400, Rockville, Maryland 20850.

Appendix A-1
THIRD AMENDMENT TO
MAXCYTE, INC.
2022 EQUITY INCENTIVE PLAN
WHEREAS, MaxCyte, Inc., a Delaware corporation (the “Company”), has heretofore adopted the MaxCyte, Inc. 2022 Equity Incentive Plan (the “2022 Plan”), as amended and restated; and
WHEREAS, the Company wishes to amend the 2022 Plan to increase the number of shares of common stock of the Company, par value $0.01 per share, available for issuance under the Plan by 2,950,000 shares of Common Stock.
NOW, THEREFORE, the Plan shall be amended, effective as of the date on which the stockholders of the Company approve such amendment at the 2025 Annual Meeting of Stockholders, as follows:
1.
Subsection (a)(i) of Section 2 is deleted and replaced with the following:

Subject to adjustment in accordance with Section 2(c) and any adjustments necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed the sum of (i) 2,950,000 new shares, plus (ii) the 10,947,000 shares previously approved under the Plan, plus (iii) a number of shares of Common Stock equal to the Prior Plan’s Available Reserve, plus (iv) a number of shares of Common Stock equal to the number of Prior Plan’s Returning Shares, if any, as such shares become available from time to time.
2.
Except as modified herein, the remaining terms of the Plan shall remain unchanged and in full force and effect.

Appendix A-2
MAXCYTE, INC.
2022 EQUITY INCENTIVE PLAN
1.
GENERAL.

(a)   Defined Terms.   Except as otherwise provided, any capitalized term shall have the meaning provided in Section 14 of this Plan.
(b)   Successor to and Continuation of Prior Plan.   The Plan is the successor to and continuation of the Prior Plan. As of the Effective Date, (i) no additional awards may be granted under the Prior Plan or the Inducement Plan; (ii) the Prior Plan’s Available Reserve (plus any Prior Plans’ Returning Shares) will become available for issuance pursuant to Awards granted under this Plan; (iii) all outstanding awards granted under the Prior Plan will remain subject to the terms of the Prior Plan; and (iv) all outstanding awards granted under the Inducement Plan will remain subject to the terms of the Inducement Plan. All Awards granted under this Plan will be subject to the terms of this Plan.
(c)   Plan Purpose.   The Company, by means of the Plan, seeks to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.
(d)   Available Awards.   The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; (vi) Performance Awards; and (vii) Other Awards.
(e)   Adoption Date; Effective Date.   The Plan will come into existence on the Adoption Date, but no Award may be granted prior to the Effective Date.
2.
SHARES SUBJECT TO THE PLAN.

(a)   Share Reserve.
(i)    Subject to adjustment in accordance with Section 2(c) and any adjustments necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed the sum of (i) 2,950,000 new shares, plus (ii) the 10,947,000 shares previously approved under the Plan, plus (iii) a number of shares of Common Stock equal to the Prior Plan’s Available Reserve, plus (iv) a number of shares of Common Stock equal to the number of Prior Plan’s Returning Shares, if any, as such shares become available from time to time.
(ii)   Subject to Section 2(c), the number of shares of Common Stock available for issuance under the Plan will be reduced by: (A) one share for each share of Common Stock issued pursuant to an Appreciation Award granted under the Plan; and (B) 1.14 shares for each share of Common Stock issued pursuant to a Full Value Award granted under the Plan.
(iii)   Subject to Section 2(c), the number of shares of Common Stock available for issuance under the Plan will be increased by: (A) one share for each Prior Plans’ Returning Share or 2022 Plan Returning Share (as defined in Section 2(c)(iii)) subject to an Appreciation Award; and (B) 1.14 shares for each Prior Plans’ Returning Share or 2022 Plan Returning Share subject to a Full Value Award.
(b)   Aggregate Incentive Stock Option Limit.   Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 37,200,000 shares.
(c)   Share Reserve Operation.
(i)   Limit Applies to Common Stock Issued Pursuant to Awards.   For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.
(ii)   Actions that Do Not Constitute Issuance of Common Stock and Do Not Reduce Share Reserve.   The following actions do not result in an issuance of shares under the Plan and accordingly do not reduce the number of shares subject to the Share Reserve and available for issuance under the Plan: (1) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued; or (2) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than shares of Common Stock).
(iii)   Previously Issued Shares of Common Stock Available for Subsequent Issuance.   The following shares of Common Stock (collectively, the “2022 Plan Returning Shares”) previously issued pursuant to an Award will become available again for issuance under the Plan: any shares that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares.
(iv)   Previously Issued Shares of Common Stock Not Available for Subsequent Issuance.   The following shares of Common Stock previously issued pursuant to an Award will not become available again for issuance under the Plan: (1) any shares that are reacquired or withheld (or not issued) by the Company to satisfy (i) the exercise or strike price of an Appreciation Award or (ii) the purchase price of a Full Value Award; (2) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with an Appreciation Award or a Full Value Award; (3) any shares repurchased by the Company on the open market with the proceeds of (i) the exercise or strike price of an Appreciation Award or (ii) the purchase price of a Full Value Award; and (4) in the event that an SAR is settled in shares of Common Stock, the gross number of shares of Common Stock subject to such award.
3.   ELIGIBILITY AND LIMITATIONS.
(a)   Eligible Award Recipients.   Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards.
(b)   Specific Award Limitations.
(i)   Limitations on Incentive Stock Option Recipients.   Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).
(ii)   Incentive Stock Option $100,000 Limitation.   To the extent that the aggregate fair market value (determined at the time of grant) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any “parent corporation” or “subsidiary corporation” thereof, as such terms are defined in Sections 424(e) and (f) of the Code) exceeds $100,000 (or such other limit established in the Code), or any Incentive Stock Options otherwise do not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(iii)   Limitations on Incentive Stock Options Granted to Ten Percent Stockholders.   A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (i) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (ii) the Option is not exercisable after the expiration of five years from the date of grant of such Option.
(iv)   Limitations on Nonstatutory Stock Options and SARs.   Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous

Service only to any “parent” of the Company (as such term is defined in Rule 405) unless the stock underlying such Awards is treated as “service recipient stock” under Section 409A because the Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Awards otherwise comply with the distribution requirements of Section 409A.
(c)   Aggregate Incentive Stock Option Limit.   The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is the number of shares specified in Section 2(b).
(d)   Non-Employee Director Compensation Limit.   The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any fiscal year, including Awards granted and cash fees paid by the Company to such Non-Employee Director for his or her service as a Non-Employee Director, will not exceed (i) $900,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such fiscal year, $1,400,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.
4.
OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option and SAR will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated, then such Option will be a Nonstatutory Stock Option, and the shares purchased upon exercise of each type of Option will be separately accounted for. Each SAR will be denominated in shares of Common Stock equivalents. The terms and conditions of separate Options and SARs need not be identical; provided, however, that each Option Agreement and SAR Agreement will conform (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:
(a)   Term.   Subject to Section 3(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.
(b)   Exercise or Strike Price.   Subject to Section 3(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.
(c)   Exercise Procedure and Payment of Exercise Price for Options.   In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Option Agreement:
(i)   by cash or check, bank draft or money order payable to the Company;
(ii)   pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the United States Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;
(iii)   by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) at the time of exercise the Common Stock is publicly traded, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (4) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate, and (5) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;
(iv)   if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) such shares used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or
(v)   in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.
(d)   Exercise Procedure and Payment of Appreciation Distribution for SARs.   In order to exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the SAR Agreement. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of Common Stock or cash (or any combination of Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the SAR Agreement.
(e)   Transferability.   Options and SARs may not be transferred to third party financial institutions for value. The Board may impose such additional limitations on the transferability of an Option or SAR as it determines. In the absence of any such determination by the Board, the following restrictions on the transferability of Options and SARs will apply, provided that except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of being transferred:
(i)   Restrictions on Transfer.   An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable U.S. state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.
(ii)   Domestic Relations Orders.   Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order.
(f)   Vesting.   The Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service.
(g)   Termination of Continuous Service for Cause.   Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award.
(h)   Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause.   Subject to Section 4(i), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)):
(i)   three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);
(ii)   12 months following the date of such termination if such termination is due to the Participant’s Disability;
(iii)   18 months following the date of such termination if such termination is due to the Participant’s death; or
(iv)   18 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) or (ii) above).
Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.
(i)   Restrictions on Exercise; Extension of Exercisability.   A Participant may not exercise an Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period, the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law (as determined in the sole discretion of the Board), then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)).
(j)   Non-Exempt Employees.   No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the United States Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the United States Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Transaction in which such Award is not assumed, continued or substituted, (iii) a Change in Control, or (iv) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 4(j) is intended to operate so that any income derived by a non- exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.
(k)   Whole Shares.   Options and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.

5.
AWARDS OTHER THAN OPTIONS AND STOCK APPRECIATION RIGHTS.

(a)   Restricted Stock Awards and RSU Awards.   Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board; provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:
(i)   Form of Award.
(1)   RSAs: To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise determined by the Board, a Participant will have voting and other rights as a stockholder of the Company with respect to any shares subject to a Restricted Stock Award.
(2)   RSUs: A RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award. As a holder of a RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).
(ii)   Consideration.
(1)   RSA: A Restricted Stock Award may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of consideration as the Board may determine and permissible under Applicable Law.
(2)   RSU: Unless otherwise determined by the Board at the time of grant, a RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.
(iii)   Vesting.   The Board may impose such restrictions on or conditions to the vesting of a Restricted Stock Award or RSU Award as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service.
(iv)   Termination of Continuous Service.   Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason, (i) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under his or her Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award Agreement and (ii) any portion of his or her RSU Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.

(v)   Settlement of RSU Awards.   A RSU Award may be settled by the issuance of shares of Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award.
(b)   Performance Awards.   With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board.
(c)   Other Awards.   Other Awards may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.
6.
ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a)   Capitalization Adjustments.   In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of Common Stock subject to the Plan and the maximum number of shares by which the Share Reserve may annually increase pursuant to Section 2(a), (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 2(b), and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of Common Stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock shall be created in order to implement any Capitalization Adjustment. The Board shall determine an appropriate equivalent benefit, if any, for any fractional shares or rights to fractional shares that might be created by the adjustments referred to in the preceding provisions of this Section.
(b)    Dissolution or Liquidation.   Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
(c)   Transactions.   The following provisions will apply to Awards in the event of a Transaction except as set forth in Section 11, and unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or in a director compensation policy or unless otherwise expressly provided by the Board at the time of grant of an Award.
(i)   Awards May Be Assumed.   In the event of a Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume, continue, or substitute the Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.

(ii)   Awards Held by Current Participants.   In the event of a Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Transaction (referred to as the “Current Participants”), the vesting of such Awards (and, with respect to Options and SARs, the time when such Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Transaction (contingent upon the effectiveness of the Transaction) as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Transaction), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Transaction). With respect to the vesting of Performance Awards that will accelerate upon the occurrence of a Transaction pursuant to this subsection (ii) and that have multiple vesting levels depending on the level of performance, unless otherwise provided in the Award Agreement, the vesting of such Performance Awards will accelerate at 100% of the target level upon the occurrence of the Transaction. With respect to the vesting of Awards that will accelerate upon the occurrence of a Transaction pursuant to this subsection (ii) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Transaction.
(iii)   Awards Held by Persons other than Current Participants.   In the event of a Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Awards will terminate if not exercised (if applicable) prior to the occurrence of the Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Transaction.
(iv)   Payment for Awards in Lieu of Exercise.   Notwithstanding the foregoing, in the event an Award will terminate if not exercised prior to the effective time of a Transaction, the Board may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Participant would have received upon the exercise of the Award (including, at the discretion of the Board, any unvested portion of such Award), over (2) any exercise price payable by such holder in connection with such exercise.
(d)   Appointment of Stockholder Representative.   As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.
(e)   No Restriction on Right to Undertake Transactions.   The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
7.
ADMINISTRATION.

(a)   Administration by Board.   The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in subsection (c) below.

(b)   Powers of Board.   The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)   To determine from time to time: (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Common Stock or other payment pursuant to an Award; (5) the number of shares of Common Stock or cash equivalent with respect to which an Award will be granted to each such person; (6) the Fair Market Value applicable to an Award; and (7) the terms of any Performance Award that is not valued in whole or in part by reference to, or otherwise based on, the Common Stock, including the amount of cash payment or other property that may be earned and the timing of payment.
(ii)   To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.
(iii)   To settle all controversies regarding the Plan and Awards granted under it.
(iv)   To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.
(v)   To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock (including, but not limited to, any Transaction), for reasons of administrative convenience.
(vi)   To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.
(vii)   To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that stockholder approval will be required for any amendment to the extent required by Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan will not be Materially Impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.
(viii)   To submit any amendment to the Plan for stockholder approval.
(ix)   To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.
(x)   Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
(xi)   To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are non-U.S. nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant non-U.S. jurisdiction).

(c)   Delegation to Committee.
(i)   General.   The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each Committee may retain the authority to concurrently administer the Plan with the Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in such Committee some or all of the powers previously delegated. The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(ii)   Rule 16b-3 Compliance.   To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.
(d)   Effect of Board’s Decision.   All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
(e)   Delegation to an Officer.   The Board or any Committee may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other types of Awards) and, to the extent permitted by Applicable Law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value.
(f)   No Repricing Without Stockholder Approval.   Neither the Board nor any Committee shall have the authority to: (1) reduce the exercise price (or strike price) of any outstanding Option or SAR; (2) cancel any outstanding Option or SAR and grant in substitution therefor (A) a new Option, SAR, Restricted Stock Award, RSU Award or Other Award, under the Plan or another equity plan of the Company, covering the same or a different number of shares of Common Stock, (B) cash and/or (C) other valuable consideration (as determined by the Board or any Committee); or (3) take any other action that is treated as a repricing under generally accepted accounting principles, unless the stockholders of the Company have approved such an action within the prior twelve (12) months.
(g)   Minimum Vesting Requirements.   Notwithstanding any other provision of the Plan, no Award may vest (and/or, if applicable, be exercisable) until at least twelve (12) months following the date of grant of the Award; provided, however, that up to five percent (5%) of the Share Reserve may be subject to Awards that do not meet such vesting (and/or, if applicable, exercisability) requirements.
8.
TAX WITHHOLDING.

(a)   Withholding Authorization.   As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy any U.S. and/or non-U.S. federal, state or local tax or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the grant, vesting, exercise, or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue shares of Common Stock subject to an Award, unless and until such obligations are satisfied.
(b)   Satisfaction of Withholding Obligation.   To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. and/or non-U.S. federal, state or local tax or social insurance withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the United States Federal Reserve Board; or (vi) by such other method as may be set forth in the Award Agreement.
(c)   No Obligation to Notify or Minimize Taxes; No Liability to Claims.   Except as required by Applicable Law, the Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the United States Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not to make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the United States Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the United States Internal Revenue Service.
(d)   Withholding Indemnification.   As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.
9.
MISCELLANEOUS.

(a)   Dividends and Dividend Equivalents.
(i)   Dividends or dividend equivalents may not be paid or credited to Options or SARs.
(ii)   With respect to any Award other than an Option or SAR, dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to such Award, as determined by the Board and specified in the applicable Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid or settled with respect to any such shares before the date such shares have vested under the terms of such Award Agreement; (ii) any dividends or dividend equivalents that are credited with respect to any such shares shall be subject to all of the terms and conditions applicable to such shares under the terms of such Award Agreement (including, but not limited to, any vesting conditions); and (iii) any dividends or dividend equivalents that are credited with respect to any such shares shall be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Award Agreement.
(b)   Source of Shares.   The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.
(c)   Use of Proceeds from Sales of Common Stock.   Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.
(d)   Corporate Action Constituting Grant of Awards.   Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
(e)   Stockholder Rights.   No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.
(f)   No Employment or Other Service Rights.   Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the U.S. state or non-U.S. jurisdiction in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.
(g)   Change in Time Commitment.   In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(h)   Execution of Additional Documents.   As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.

(i)   Electronic Delivery and Participation.   Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award, the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
(j)   Clawback/Recovery.   All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.
(k)   Securities Law Compliance.   A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.
(l)   Transfer or Assignment of Awards; Issued Shares.   Except as expressly provided in the Plan or the form of Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of a Restricted Stock Award and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.
(m)   Effect on Other Employee Benefit Plans.   The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
(n)   Deferrals.   To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may also establish programs and procedures for deferral elections to be made by Participants. Deferrals will be made in accordance with the requirements of Section 409A.
(o)   Section 409A.   Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.
(p)   Choice of Law.   This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware.
10.
COVENANTS OF THE COMPANY.

(a)   Compliance with Law.   The Company will seek to obtain from each regulatory commission or agency, as may be deemed necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.
11.
ADDITIONAL RULES FOR AWARDS SUBJECT TO SECTION 409A.

(a)   Application.   Unless the provisions of this Section of the Plan are expressly superseded by the provisions in the form of Award Agreement, the provisions of this Section shall apply and shall supersede anything to the contrary set forth in the Award Agreement for a Non-Exempt Award.
(b)   Non-Exempt Awards Subject to Non-Exempt Severance Arrangements.   To the extent a Non-Exempt Award is subject to Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions of this subsection (b) apply.
(i)   If the Non-Exempt Award vests in the ordinary course during the Participant’s Continuous Service in accordance with the vesting schedule set forth in the Award Agreement, and does not accelerate vesting under the terms of a Non-Exempt Severance Arrangement, in no event will the shares be issued in respect of such Non-Exempt Award any later than the later of: (i) December 31st of the calendar year that includes the applicable vesting date, or (ii) the 60th day that follows the applicable vesting date.
(ii)   If vesting of the Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with the Participant’s Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of the Non-Exempt Award and, therefore, are part of the terms of such Non-Exempt Award as of the date of grant, then the shares will be earlier issued in settlement of such Non-Exempt Award upon the Participant’s Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of the Participant’s Separation from Service. However, if at the time the shares would otherwise be issued the Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of such Participant’s Separation from Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.
(iii)   If vesting of a Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with a Participant’s Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Non-Exempt Award and, therefore, are not a part of the terms of such Non-Exempt Award on the date of grant, then such acceleration of vesting of the Non-Exempt Award shall not accelerate the issuance date of the shares, but the shares shall instead be issued on the same schedule as set forth in the Grant Notice as if they had vested in the ordinary course during the Participant’s Continuous Service, notwithstanding the vesting acceleration of the Non-Exempt Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under United States Treasury Regulations Section 1.409A-3(a)(4).
(c)   Treatment of Non-Exempt Awards Upon a Transaction for Employees and Consultants.   The provisions of this subsection (c) shall apply and shall supersede anything to the contrary set forth in the Plan with respect to the permitted treatment of any Non-Exempt Award in connection with a Transaction if the Participant was either an Employee or Consultant upon the applicable date of grant of the Non-Exempt Award.
(i)   Vested Non-Exempt Awards.   The following provisions shall apply to any Vested Non-Exempt Award in connection with a Transaction:
(1)   If the Transaction is also a Section 409A Change in Control, then the Acquiring Entity may not assume, continue or substitute the Vested Non-Exempt Award. Upon the Section 409A Change in Control, the settlement of the Vested Non- Exempt Award will automatically be accelerated and the shares will be immediately issued in respect of the Vested Non-Exempt Award. Alternatively, the Company may instead provide that the Participant will receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control.
(2)   If the Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute each Vested Non-Exempt Award. The shares to be issued in respect of the Vested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of the Fair Market Value of the shares made on the date of the Transaction.
(ii)   Unvested Non-Exempt Awards.   The following provisions shall apply to any Unvested Non-Exempt Award unless otherwise determined by the Board pursuant to subsection (e) of this Section.
(1)   In the event of a Transaction, the Acquiring Entity shall assume, continue or substitute any Unvested Non-Exempt Award. Unless otherwise determined by the Board, any Unvested Non-Exempt Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Transaction. The shares to be issued in respect of any Unvested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value of the shares made on the date of the Transaction.
(2)   If the Acquiring Entity will not assume, substitute or continue any Unvested Non-Exempt Award in connection with a Transaction, then such Award shall automatically terminate and be forfeited upon the Transaction with no consideration payable to any Participant in respect of such forfeited Unvested Non-Exempt Award. Notwithstanding the foregoing, to the extent permitted and in compliance with the requirements of Section 409A, the Board may in its discretion determine to elect to accelerate the vesting and settlement of the Unvested Non-Exempt Award upon the Transaction, or instead substitute a cash payment equal to the Fair Market Value of such shares that would otherwise be issued to the Participant, as further provided in subsection (e)(ii) below. In the absence of such discretionary election by the Board, any Unvested Non-Exempt Award shall be forfeited without payment of any consideration to the affected Participants if the Acquiring Entity will not assume, substitute or continue the Unvested Non-Exempt Awards in connection with the Transaction.
(3)   The foregoing treatment shall apply with respect to all Unvested Non-Exempt Awards upon any Transaction, and regardless of whether or not such Transaction is also a Section 409A Change in Control.
(d)   Treatment of Non-Exempt Awards Upon a Transaction for Non-Employee Directors.   The following provisions of this subsection (d) shall apply and shall supersede anything to the contrary that may be set forth in the Plan with respect to the permitted treatment of a Non-Exempt Director Award in connection with a Transaction.
(i)   If the Transaction is also a Section 409A Change in Control, then the Acquiring Entity may not assume, continue or substitute the Non-Exempt Director Award. Upon the Section 409A Change in Control, the vesting and settlement of any Non- Exempt Director Award will automatically be accelerated and the shares will be immediately issued to the Participant in respect of the Non-Exempt Director Award. Alternatively, the Company may provide that the Participant will instead receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control pursuant to the preceding provision.
(ii)   If the Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute the Non-Exempt Director Award. Unless otherwise determined by the Board, the Non-Exempt Director Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Transaction. The shares to be issued in respect of the Non-Exempt Director Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value made on the date of the Transaction.
(e)   If the RSU Award is a Non-Exempt Award, then the provisions in this Section 11(e) shall apply and supersede anything to the contrary that may be set forth in the Plan or the Award Agreement with respect to the permitted treatment of such Non-Exempt Award:
(i)   Any exercise by the Board of discretion to accelerate the vesting of a Non-Exempt Award shall not result in any acceleration of the scheduled issuance dates for the shares in respect of the Non-Exempt Award unless earlier issuance of the shares upon the applicable vesting dates would be in compliance with the requirements of Section 409A.
(ii)   The Company explicitly reserves the right to earlier settle any Non-Exempt Award to the extent permitted and in compliance with the requirements of Section 409A, including pursuant to any of the exemptions available in United States Treasury Regulations Section 1.409A-3(j)(4)(ix).
(iii)   To the extent the terms of any Non-Exempt Award provide that it will be settled upon a Change in Control or Transaction, to the extent it is required for compliance with the requirements of Section 409A, the Change in Control or Transaction event triggering settlement must also constitute a Section 409A Change in Control. To the extent the terms of a Non-Exempt Award provides that it will be settled upon a termination of employment or termination of Continuous Service, to the extent it is required for compliance with the requirements of Section 409A, the termination event triggering settlement must also constitute a Separation From Service. However, if at the time the shares would otherwise be issued to a Participant in connection with a “separation from service” such Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of the Participant’s Separation From Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

(iv)   The provisions in this subsection (e) for delivery of the shares in respect of the settlement of a RSU Award that is a Non-Exempt Award are intended to comply with the requirements of Section 409A so that the delivery of the shares to the Participant in respect of such Non-Exempt Award will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted.
12.
SEVERABILITY.

If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
13.
TERMINATION OF THE PLAN.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of: (i) the Adoption Date, or (ii) the date the Plan is approved by the Company’s stockholders. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
14.
DEFINITIONS.

As used in the Plan, the following definitions apply to the capitalized terms indicated below:
(a)   “Acquiring Entity” means the surviving or acquiring corporation (or its parent company) in connection with a Transaction.
(b)   “Adoption Date” means the date the Plan is first approved by the Board or Compensation Committee.
(c)   “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(d)   “Applicable Law” means the Code and any applicable U.S. or non-U.S. securities, federal, state, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange, or the Financial Industry Regulatory Authority).
(e)   “Appreciation Award” means (i) a stock option or stock appreciation right granted under the Prior Plan or the Inducement Plan or (ii) an Option or Stock Appreciation Right, in each case with respect to which the exercise or strike price (per share) is at least 100% of the Fair Market Value of the Common Stock subject to the stock option or stock appreciation right, or Option or Stock Appreciation Right, as applicable, on the date of grant.
(f)   “Award” means any right to receive Common Stock, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a RSU Award, a SAR, a Performance Award or any Other Award).
(g)   “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and the agreement containing the written summary of the general terms and conditions applicable to the Award and which is provided to a Participant along with the Grant Notice.
(h)   “Board” means the board of directors of the Company (or its designee). Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants.

(i)   “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(j)   “Cause” has the meaning ascribed to such term in any written agreement between the Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s actual or attempted commission of, or participation in, a fraud or act of dishonesty against the Company or an Affiliate; (ii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or an Affiliate or of any statutory duty owed to the Company or an Affiliate; (iii) such Participant’s unauthorized use or disclosure of the Company’s or any of its Affiliate’s confidential information or trade secrets; or (iv) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Participants who are executive officers of the Company and by the Company’s Chief Executive Officer with respect to Participants who are not executive officers of the Company. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or an Affiliate or such Participant for any other purpose.
(k)   “Change in Control” or “Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events; provided, however, to the extent necessary to avoid adverse personal income tax consequences to the Participant in connection with an Award, such event or events, as the case may be, also constitute a Section 409A Change in Control:
(i)   any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;
(ii)   there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)   there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(iv)   individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.
(l)   “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(m)   “Committee” means the Compensation Committee and any other committee of one or more Directors to whom authority has been delegated by the Board or Compensation Committee in accordance with the Plan.
(n)   “Common Stock” means the common stock of the Company.
(o)   “Company” means MaxCyte, Inc., a Delaware corporation, and any successor thereto.
(p)   “Compensation Committee” means the Compensation Committee of the Board.
(q)   “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(r)   “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under United States Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).
(s)   “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)   a sale or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company and its Subsidiaries;
(ii)   a sale or other disposition of at least 50% of the outstanding securities of the Company;
(iii)   a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv)   a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
(t)   “Director” means a member of the Board.
(u)   “determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.
(v)   “Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(w)   “Effective Date” means the date on which the Plan is approved by the Company’s stockholders.
(x)   “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(y)   “Employer” means the Company or the Affiliate that employs the Participant.
(z)   “Entity” means a corporation, partnership, limited liability company or other entity.
(aa)   “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(bb)   “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.
(cc)   “Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows:
(i)   If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii)   If there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.
(iii)   In the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(dd)   “Full Value Award” means (i) a stock award granted under the Prior Plan or the Inducement Plan or (ii) an Award, in each case that is not an Appreciation Award.
(ee)   “Governmental Body” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) U.S. federal, state, local, municipal, non-U.S. or other government; (iii) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority) or other body exercising similar powers or authority; or (iv) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).
(ff)   “Grant Notice” means the notice provided to a Participant that he or she has been granted an Award under the Plan and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.
(gg)   “Incentive Stock Option” means an option granted pursuant to Section 4 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(hh)   “Inducement Plan” means the MaxCyte, Inc. 2021 Inducement Plan.
(ii)   “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised, (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Law.
(jj)   “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(kk)   “Non-Exempt Award” means any Award that is subject to, and not exempt from, Section 409A, including as the result of (i) a deferral of the issuance of the shares subject to the Award which is elected by the Participant or imposed by the Company or (ii) the terms of any Non-Exempt Severance Agreement.
(ll)   “Non-Exempt Director Award” means a Non-Exempt Award granted to a Participant who was a Director but not an Employee on the applicable grant date.

(mm)   “Non-Exempt Severance Arrangement” means a severance arrangement or other agreement between the Participant and the Company that provides for acceleration of vesting of an Award and issuance of the shares in respect of such Award upon the Participant’s termination of employment or separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code (and without regard to any alternative definition thereunder) (“Separation from Service”)) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under United States Treasury Regulations Section 1.409A-1(b)(4), 1.409A-1(b)(9) or otherwise.
(nn)   “Nonstatutory Stock Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option.
(oo)   “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(pp)   “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(qq)   “Option Agreement” means a written agreement between the Company and the Optionholder evidencing the terms and conditions of the Option grant. The Option Agreement includes the Grant Notice for the Option and the agreement containing the written summary of the general terms and conditions applicable to the Option and which is provided to a Participant along with the Grant Notice. Each Option Agreement will be subject to the terms and conditions of the Plan.
(rr)   “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(ss)   “Other Award” means an award valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant), that is not an Incentive Stock Option, Nonstatutory Stock Option, SAR, Restricted Stock Award, RSU Award or Performance Award.
(tt)   “Other Award Agreement” means a written agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.
(uu)   “Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(vv)   “Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
(ww)   “Performance Award” means an Award that may vest or may be exercised or a cash award that may vest or become earned and paid contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and conditions of Section 5(b) pursuant to such terms as are approved by the Board. In addition, to the extent permitted by Applicable Law and set forth in the applicable Award Agreement, the Board may determine that cash or other property may be used in payment of Performance Awards. Performance Awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Common Stock.
(xx)   “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: earnings (including earnings per share and net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; net income/loss adjusted for interest expense, interest income, other income/expenses, net provision for/benefit from income taxes, depreciation and amortization, legal settlement expenses and stock-based compensation expenses; other earnings measures; total stockholder return; return on equity or average stockholder’s equity; return on assets, investment, or capital employed; stock price; margin (including gross margin); income (before or after taxes); operating income; operating income after taxes; pre-tax profit; operating cash flow; sales or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; share price performance; debt reduction; customer satisfaction; stockholders’ equity; capital expenditures; debt levels; operating profit or net operating profit; workforce diversity; growth of net income or operating income; pre-clinical development related compound goals; operations within or below pre-determined annual budget, sales of certain number of instruments, reagents and/or service contracts; financing; regulatory milestones, including approval of a compound; stockholder liquidity; corporate governance and compliance; product commercialization; intellectual property; personnel matters; progress of internal research or clinical programs; progress of partnered programs; partner satisfaction; budget management; clinical achievements; completing phases of a clinical study (including the treatment phase); announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally; timely completion of clinical trials; submission of INDs and NDAs and other regulatory achievements; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; research progress, including the development of programs; investor relations, analysts and communication; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with key manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; individual performance goals; corporate development and planning goals; and other measures of performance selected by the Board or Committee.
(yy)   “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.
(zz)   “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(aaa)   “Plan” means this MaxCyte, Inc. 2022 Equity Incentive Plan, as amended from time to time.
(bbb)   “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day to day operations of the Plan and the Company’s other equity incentive programs.
(ccc)   “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 4(h).
(ddd)   “Prior Plan” means the Company’s Long-Term Incentive Plan, as amended.
(eee)   “Prior Plan’s Available Reserve” means the number of shares available for the grant of new awards under the Prior Plan as of immediately prior to the Effective Date.
(fff)   “Prior Plans’ Returning Shares” means shares subject to outstanding stock awards granted under the Prior Plan or the Inducement Plan and that following the Effective Date: (A) are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (B) are not issued because such stock award or any portion thereof is settled in cash; or (C) are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares.
(ggg)   “Restricted Stock Award” or “RSA” means an Award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).
(hhh)   “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. The Restricted Stock Award Agreement includes the Grant Notice for the Restricted Stock Award and the agreement containing the written summary of the general terms and conditions applicable to the Restricted Stock Award and which is provided to a Participant along with the Grant Notice. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(iii)   “RSU Award” or “RSU” means an Award of restricted stock units representing the right to receive an issuance of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).
(jjj)   “RSU Award Agreement” means a written agreement between the Company and a holder of a RSU Award evidencing the terms and conditions of a RSU Award. The RSU Award Agreement includes the Grant Notice for the RSU Award and the agreement containing the written summary of the general terms and conditions applicable to the RSU Award and which is provided to a Participant along with the Grant Notice. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.
(kkk)   “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(lll)   “Rule 405” means Rule 405 promulgated under the Securities Act.
(mmm)   “Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.
(nnn)   “Section 409A Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and United States Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).
(ooo)   “Securities Act” means the Securities Act of 1933, as amended.
(ppp)   “Share Reserve” means the number of shares available for issuance under the Plan as set forth in Section 2(a).
(qqq)   “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 4.

(rrr)   “SAR Agreement” means a written agreement between the Company and a holder of a SAR evidencing the terms and conditions of a SAR grant. The SAR Agreement includes the Grant Notice for the SAR and the agreement containing the written summary of the general terms and conditions applicable to the SAR and which is provided to a Participant along with the Grant Notice. Each SAR Agreement will be subject to the terms and conditions of the Plan.
(sss)   “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.
(ttt)   “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.
(uuu)   “Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.
(vvv)   “Transaction” means a Corporate Transaction or a Change in Control.
(www)   “Unvested Non-Exempt Award” means the portion of any Non-Exempt Award that had not vested in accordance with its terms upon or prior to the date of any Transaction.
(xxx)   “Vested Non-Exempt Award” means the portion of any Non-Exempt Award that had vested in accordance with its terms upon or prior to the date of a Transaction.

PRELIMINARY — SUBJECT TO COMPLETION
DATED APRIL 15, 2025

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/17/2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/17/2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

02 0000000000

Nominees

01) Maher Masoud 02) Yasir Al-Wakeel 03) Rekha Hemrajani

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000675379_1 R1.0.0.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.comMAXCYTE, INC.Annual Meeting of StockholdersJune 18, 2025 at 11:00 A.M. ETThis proxy is solicited by the Board of DirectorsThe stockholder hereby appoints Maher Masoud and David Sandoval, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, and in their discretion upon such other matters as may be properly brought before the meeting, all of the shares of common stock of MAXCYTE, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM Eastern Time on June 18, 2025, at 9713 Key West Avenue, Suite 400, Rockville, MD 20850, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.R1.0.0.22 _ 0000675379Continued and to be signed on reverse side